UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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JACK IN THE BOX INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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JACK IN THE BOX INC.
January 13, 2006
Dear Stockholder:
       You are invited to attend the Jack in the Box Inc. Annual Meeting of Stockholders in San Diego, California, on February 17, 2006. In the following pages you will find information about the meeting as well as a Proxy Statement.
       We hope you will attend in person. If you plan to do so, please indicate in the space provided on the enclosed proxy. Whether you plan to attend the meeting or not, we encourage you to read this Proxy Statement and vote your shares. Please sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided, or if indicated on your proxy card, vote by telephone or Internet. This will ensure representation of your shares in the event that you are unable to attend the meeting.
       The Directors and Officers of the Company look forward to seeing you at the annual meeting.

Sincerely,

Linda A. Lang
Chairman of the Board

JACK IN THE BOX INC.
9330 Balboa Avenue
San Diego, California 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On February 17, 2006
To the Stockholders of Jack in the Box Inc.:
      The 2006 Annual Meeting of Stockholders of Jack in the Box Inc. will be held at 2:00 p.m. on Friday, February 17, 2006, at the Marriott Mission Valley, 8757 Rio San Diego Drive, San Diego, California.
      The meeting will be held to vote upon the following proposals:

1.	To elect eight directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To approve the Employee Stock Purchase Plan;

3.	To approve the Amended and Restated Performance Bonus Plan;

4.	To ratify the appointment of KPMG LLP (“KPMG”) as independent registered public accountant;

5.	To act upon such other matters as may properly come before the meeting, or any postponements or adjournments thereof.
      Only stockholders of record at the close of business on December 28, 2005, will be entitled to vote at the meeting.

By order of the Board of Directors

Lawrence E. Schauf
Secretary
San Diego, California
January 13, 2006

JACK IN THE BOX INC.
9330 Balboa Avenue
San Diego, California 92123

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
February 17, 2006
SOLICITATION OF PROXIES
      The Board of Directors of Jack in the Box Inc., a Delaware corporation (the “Company,” “we,” “us,” and “our”) solicits your proxies for the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 2:00 p.m. on Friday, February 17, 2006, at the Marriott Mission Valley, 8757 Rio San Diego Drive, San Diego, California, and at any postponements or adjournments of the meeting, for the purposes set forth in the “Notice of Annual Meeting of Stockholders”. This Proxy Statement, form of proxy, and the accompanying Jack in the Box Inc. 2005 Summary Annual Report and Annual Report on Form 10-K were mailed to stockholders on or about January 13, 2006.
      The Company will pay for the cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy, Summary Annual Report and Annual Report on Form 10-K. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others, to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. We have engaged D.F. King & Co., Inc. (“D.F. King”) to assist us in the solicitation of proxies, for which the Company will pay a fee not to exceed $5,000 plus out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means by D.F. King, as well as by directors, officers or employees of the Company, who will receive no additional compensation for such services.
VOTING INFORMATION
      Only holders of record of common stock at the close of business on December 28, 2005 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 34,853,887 shares of Jack in the Box Inc. Common Stock, $.01 par value (the “Common Stock”), outstanding, excluding treasury shares. Company treasury shares will not be voted. You are entitled to one vote for each share you own on any matter that may be properly presented for consideration and action by stockholders at the meeting.
      Quorum. The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote, is necessary to have a quorum at the Annual Meeting. Abstentions and broker non-votes (described below) are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.
      Broker Non-Votes. A “broker non-vote” occurs when your broker submits a proxy card for your shares but does not indicate a vote on a particular matter because the broker has not received voting instructions from you and does not have authority to vote on that matter without such instructions. Under the rules of the New York Stock Exchange, if your broker holds shares in your name and delivers this Proxy Statement to you, the broker, in the absence of voting instructions from you, is entitled to vote your shares on Proposals 1, 3 and 4 and other routine matters, but not on Proposal 2.
      Voting and Revocability of Proxies. Your proxy will be voted as you direct, either in writing or by telephone or Internet. If you give no direction, your proxy will be voted FOR the nominees for election as directors and FOR each of Proposals 2, 3 and 4. The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. See “Other Business”. The telephone and Internet voting procedures, available only if you are a stockholder of record, are designed to authenticate your identity, to allow you to vote your shares and to confirm that your instructions have been properly recorded. The enclosed proxy card sets forth specific instructions that you must follow if you qualify to vote via telephone or Internet and wish to do so. You may revoke your proxy at any time before it is voted at the Annual Meeting by filing a written notice of revocation with the Secretary of the Company at the Company’s executive offices at 9330 Balboa Avenue, San Diego, California 92123, by filing a duly executed written proxy bearing a later date or, if you qualify, by a later proxy delivered using the telephone or Internet voting procedures. Your proxy will not be voted if you are present at the Annual Meeting and elect to vote in person. Attendance at the meeting will not, by itself, revoke a proxy.
PROPOSAL ONE
ELECTION OF DIRECTORS
      All of the directors of the Company are elected annually and serve until the next Annual Meeting and until their successors are elected and qualified. The current nominees for election as directors are set forth below. Should any nominee become unavailable to serve as a director, your proxy will be voted for such other person as the Board of Directors of the Company (the “Board”) designates. To the best of our knowledge, all nominees are and will be available to serve. Stockholders’ nominations for election of a director may be made only pursuant to the provisions of the Company’s Bylaws, described under “Other Business”.
      Your vote may be cast in favor of the proposed directors or withheld. A plurality of the votes cast at the meeting (assuming a quorum) will be sufficient to elect the directors. Accordingly, withheld votes or broker non-votes will have no effect on the election of directors.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.
Nominees for Director
      The following table provides certain information about each nominee for director as of January 1, 2006:

			Director
Name	Age	Position(s) with the Company	Since

Michael E. Alpert(4)(5)	63	Director	1992
Anne B. Gust(2)(5)	47	Director	2003
Alice B. Hayes, Ph.D.(2)(5)	68	Director	1999
Murray H. Hutchison(1)(2)	67	Director	1998
Linda A. Lang(3)	47	Chairman of the Board and Chief Executive Officer	2003
Michael W. Murphy(1)(3)	48	Director	2002
L. Robert Payne(3)(4)	72	Director	1986
David M. Tehle(1)(2)	49	Director	2004

(1)	Current Member of the Audit Committee.

(2)	Current Member of the Compensation Committee.

(3)	Current Member of the Executive Committee.

(4)	Current Member of the Finance Committee.

(5)	Current Member of the Nominating and Governance Committee.
      Effective February 17, 2006, the Committees will be reconstituted as described below under “2006 Committee Assignments”.

      The business experience, principal occupations and employment of the nominees follows:
      Mr. Alpert has been a director of the Company since August 1992 and is currently Chairman of the Nominating and Governance Committee. Mr. Alpert was a partner in the San Diego office of the law firm of Gibson, Dunn & Crutcher LLP for more than five years prior to his retirement in August 1992. He is currently Advisory Counsel to Gibson, Dunn & Crutcher LLP, although he no longer provides services to or receives any compensation from the firm. Gibson, Dunn & Crutcher LLP provides legal services to us from time-to-time.
      Ms. Gust has been a director of the Company since January 2003. She served as Executive Vice President and Chief Administrative Officer of The Gap, Inc. from March, 2000 until her retirement in May, 2005. She joined The Gap, Inc. in 1991 and served in various management roles prior to her appointment as Chief Administrative Officer, including General Counsel. Prior to joining The Gap, Inc., Ms. Gust was a lawyer at the firms of Orrick, Herrington & Sutcliffe LLP and Brobeck, Phleger & Harrison LLP.
      Dr. Hayes has been a director of the Company since September 1999 and currently serves as Chair of the Compensation Committee. She was the President of the University of San Diego from 1995 to 2003, and is now President Emerita. From 1989 to 1995, Dr. Hayes served as Executive Vice President and Provost of Saint Louis University. Previously, she spent 27 years at Loyola University of Chicago, where she served in various executive positions. Dr. Hayes serves as a director of the Pulitzer Publishing Company and Con Agra.
      Mr. Hutchison has been a director of the Company since May 1998 and serves as Lead Director. He served 24 years as Chief Executive Officer and Chairman of International Technology Corp., a large publicly traded environmental engineering firm, until his retirement in 1996. Mr. Hutchison serves as a director of Cadiz Inc.
      Ms. Lang has been a director of the Company since November 2003. Ms. Lang has been Chairman of the Board since October 3, 2005, and is currently the Chair of the Executive Committee. She has been Chief Executive Officer since October 3, 2005. Ms. Lang was President and Chief Operating Officer from November 2003 to October 2005. She was Executive Vice President from July 2002 to November 2003, Senior Vice President, Marketing from May 2001 to July 2002, Vice President and Regional Vice President, Southern California Region from April 2000 to May 2001, Vice President, Marketing from March 1999 to April 2000 and Vice President, Products, Promotions and Consumer Research from February 1996 until March 1999. Ms. Lang has 18 years of experience with the Company in various marketing, finance and operations positions. Ms. Lang serves as a director of WD-40 Company.
      Mr. Murphy has been director of the Company since September 2002 and is currently Chairman of the Audit Committee. He has been President and CEO of Sharp HealthCare, San Diego’s largest integrated health system, since April 1996. Prior to his appointment to President and CEO, Mr. Murphy served as Senior Vice President of Business Development and Legal Affairs. His career at Sharp began in 1991 as Chief Financial Officer of Grossmont Hospital, before moving to Sharp’s system-wide role of Vice President of Financial Accounting and Reporting.
      Mr. Payne has been a director of the Company since August 1986. He has been President and Chief Executive Officer of Multi-Ventures, Inc. since February 1976. Multi-Ventures, Inc. is a real estate development and investment company that is also the managing partner of the San Diego Mission Valley Hilton and the Red Lion Hanalei Hotel. He was a principal in the Company prior to its acquisition by its former parent, Ralston Purina Company, in 1968.
      Mr. Tehle has been a director since December 2004. He has been Executive Vice President and Chief Financial Officer of Dollar General Corporation, a large discount retailer, since June 2004. Mr. Tehle served from 1997 to June 2004 as Executive Vice President and Chief Financial Officer of Haggar Corporation, a manufacturing, marketing and retail corporation. From 1996 to 1997, he was Vice President of Finance for a division of The Stanley Works, one of the world’s largest manufacturer of tools, and from 1993 to 1996, he was Vice President and Chief Financial Officer of Hat Brands, Inc.

Directors’ Independence
      The Board has analyzed the independence of each director and determined that the following directors are independent under the New York Stock Exchange listing standards and the additional Independence Guidelines adopted by the Board, and have no material relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company): Messrs. Alpert, Hutchison, Murphy, Payne and Tehle, and Ms. Gust and Dr. Hayes. Ms. Lang is not considered independent because she is an officer of the Company. The Jack in the Box Inc. Director Independence Guidelines are attached hereto as Exhibit A.
2006 Committee Assignments
      The Board of Directors has approved changes to the Board Committees to be effective February 17, 2006. The Committees shall be as follows:

Audit Committee	Finance Committee
Michael W. Murphy (Chair)	Michael E. Alpert (Chair)
Murray H. Hutchison	L. Robert Payne
David M. Tehle	David M. Tehle

Compensation Committee	Executive Committee
Alice B. Hayes (Chair)	Linda A. Lang (Chair)
Anne B. Gust	L. Robert Payne
Murray H. Hutchison	Michael W. Murphy

Nominating and Governance Committee
Anne B. Gust (Chair)
Michael E. Alpert
Alice B. Hayes
Committees of the Board of Directors
      The authority and responsibility of each committee is summarized below. A more detailed description of the functions of the Audit, Compensation, Nominating and Governance, and Finance Committees is included in each committee charter as adopted by the Board of Directors. The charters can be found in the Corporate Governance section of the Company’s corporate website www.jackinthebox.com. In addition, the charter for the Audit Committee is attached to this Proxy Statement as Exhibit D.
      Member Qualifications. The Board of Directors has five standing committees: Audit, Compensation, Nominating and Governance, Finance and Executive. The Board has determined that each current and anticipated member of the Audit, Compensation, Nominating and Governance, and Finance Committees is independent as defined under the requirements of the New York Stock Exchange, as well as under the additional Independence Guidelines adopted by the Board. In addition, the members of the Audit and Finance Committee are all independent as required under Section 10A(m)(3) of the Securities Exchange Act of 1934, and the members of the Compensation Committee are independent as required under Section 162(m) of the Internal Revenue Code. The Board of Directors has determined that all members of the Audit Committee satisfy the financial literacy requirements of the New York Stock Exchange and that Mr. Murphy qualifies as an “audit committee financial expert” as defined by Securities and Exchange Commission (“SEC”) rules. Independence determinations reflect upon both the membership of the above committees as presently constituted and after rotations effective February 17, 2006.
      Audit Committee. As more fully described in its charter, the Audit Committee assists the Board of Directors in overseeing the integrity of the Company’s financial reports; the Company’s compliance with legal and regulatory requirements; the independent registered public accountant’s performance, qualifications and independence; and the performance of the Company’s internal auditors. The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent registered public accountant. The Audit Committee meets each quarter with the Company’s independent registered public accountant KPMG LLP (“KPMG”), the Company’s Director of Internal Audit, and management, to review the Company’s annual and interim consolidated financial results before the publication of quarterly earnings press releases. The Audit Committee also meets separately each quarter with each of KPMG, management and the Director of Internal Audit. The Audit Committee held twelve meetings in fiscal 2005.
      Compensation Committee. The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive officer compensation and oversight of evaluation of management. The Compensation Committee evaluates the performance of the Chief Executive Officer; reviews and approves the Company’s compensation philosophy and compensation for the Chief Executive Officer and other executive officers of the Company; reviews market data to assess the Company’s competitive position regarding compensation, approves the adoption and amendment of incentive compensation and stock-related plans and the granting of stock options and restricted stock awards; makes recommendations to the Board regarding the compensation of directors; and reviews and makes recommendations to the Board regarding long-range plans for management development and executive succession. The Compensation Committee held six meetings in fiscal 2005.
      Nominating and Governance Committee. The Nominating and Governance Committee assists the Board in identifying and recommending to the Board qualified candidates to become directors, including: considering nominees properly submitted by stockholders; developing and recommending to the Board a set of corporate governance guidelines; providing oversight with respect to the evaluation of Board performance; and recommending to the Board director nominees for each Board committee. All nominees for election as Directors currently serve on the Board of Directors and are known to the Nominating and Governance Committee in that capacity. The Nominating and Governance Committee held six meetings in fiscal 2005.
      Finance Committee. The Finance Committee assists the Board in advising and consulting with management concerning financial matters of importance to the Company. Topics considered by the Committee include the Company’s capital structure, financing arrangements, stock repurchase programs, capital investment policies, oversight of the Company’s pension and 401(k) plans, and the financial implications of major acquisitions and divestitures. The Finance Committee held seven meetings in fiscal 2005.
      Executive Committee. The Executive Committee is currently composed of four directors. In February, 2006, the size of the Executive Committee will be changed to three directors. The Committee is authorized to exercise all the powers of the Board in the management of the business and affairs of the Company while the Board is not in session. The Executive Committee held one meeting in fiscal 2005.
Additional Information about the Board of Directors
      The Board held six meetings in fiscal 2005. We expect each director to attend each meeting of the Board and the committees on which he or she serves, and also expect them to attend the annual meeting. In 2005, each director attended at least 75% of the meetings of the Board and the committees on which he or she served and seven out of the Company’s 10 then-sitting directors attended the 2005 Annual Meeting.

      Director Compensation. Directors who are also officers of the Company or its subsidiaries receive no additional compensation for their services as directors. The independent directors of the Company each receive compensation consisting of:

Annual Stock Option Grant for fiscal year 2005*	6,300	shares
Annual Retainer	$25,000
Board Attendance Fee (per in-person meeting)	$2,000
Committee Attendance Fee (per in-person meeting)	$1,000
Committee Attendance Fee (telephonic meeting)	$500

Annual Retainer for Committee Chair
Audit	$10,000
Compensation	$5,000
Executive	None
Finance	$5,000
Nominating and Governance	$5,000
Lead Director	$10,000

*	Options were granted effective November 12, 2004. All options have exercise prices equal to the fair market value of the underlying Common Stock on the date of grant and vest six months after the date of grant. Options may not be repriced. Options granted effective November 12, 2004 were granted under the 1995 Director Plan. In the future, options will be granted under the 2004 Plan. Subject to limits in the 2004 Stock Incentive Plan terms, the Board has the discretion to determine the form and terms of awards to directors. The Board’s practice has been to award stock options each year to each independent director, with the number of shares of the Company’s stock underlying each option based on the relationship of each director’s compensation to the fair market value of the stock, but limited to 10,000 shares or less.
      The Company does not provide pensions, medical benefits or other benefit programs to non-employee directors.
      All directors are reimbursed for out-of-pocket and travel expenses and a laptop computer is provided for each director who elects to use one. No additional compensation is paid for written consent actions taken by the Board or committees. Under the Company’s Deferred Compensation Plan for Non-Management Directors, each non-management director may defer any portion or all of the director’s retainer and meeting compensation. Amounts deferred under the plan’s equity option are immediately converted to stock equivalents at the then-current market price of the Company’s Common Stock and matched at a 25% rate by the Company. A director’s stock equivalent account is distributed in cash, based upon the ending number of stock equivalents and the market value of the Company’s Common Stock, at the conclusion of the director’s service as a member of the Board. This deferred compensation is the Company’s unsecured obligation.
      Policy Regarding Consideration of Candidates for Director. The Nominating and Governance Committee has the responsibility to identify, screen and recommend qualified candidates to the Board. The Nominating and Governance Committee will evaluate any recommendation for director candidates proposed by a stockholder. In order to be evaluated in connection with the Nominating and Governance Committee established procedures, stockholder recommendations for candidates for the Board must be sent in writing to the following address, at least 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders:

Nominating and Governance Committee of the Board of Directors c/o Office of the Corporate Secretary Jack in the Box Inc. 9330 Balboa Avenue San Diego, CA 92123
      Stockholder recommendations should include the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five year’s employment and business experience, a description of previous service as a director of any corporation or organization, and other relevant biographical information. There are no stated minimum criteria for director candidates. However, in evaluating director candidates, the Nominating and Governance Committee considers the following factors:

•	The appropriate size of the Board.

•	The needs of the Company with respect to particular talents and experience.

•	The knowledge, skills and experience of candidates in light of the knowledge, skills and experience already possessed by other members of the Board.

•	Experience with accounting rules and practices, and executive compensation.

•	Applicable regulatory and listing requirements, including independence requirements.

•	The benefits of constructive working relationships among directors.

•	The desire to balance the considerable benefit of continuity with the periodic injection of fresh perspective provided by new members.
      The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Governance Committee believes it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC Rules, and for a majority of the Board to meet the definition of independence under the listing standards of the New York Stock Exchange. The Nominating and Governance Committee also believes it appropriate for certain key members of management to participate as members of the Board.
      The Committee considers all candidates regardless of the source of the recommendation. In addition to stockholder recommendations, the Committee considers recommendations from current directors, Company personnel and others. From time-to-time the Committee may engage the services of outside search firms to help identify candidates. During fiscal year 2005, the Company engaged one such search firm, the Alexander Group, and paid approximately $48,000 in connection with identification of possible candidates.
      After initial screening of a potential candidate’s qualifications, the Committee determines appropriate next steps, including requests for additional information, reference checks and interviews with potential candidates. All candidates must submit a completed form of the Company’s Directors and Officers Questionnaire as part of the consideration process.
Corporate Governance
      The Board of Directors is committed to promoting ethical business practices and believes that strong corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. The Company regularly monitors developments in the area of corporate governance and may modify its Principles and Practices as warranted. Any modifications are reflected on the Jack in the Box Inc. website. The following Corporate Governance documents appear on the

Company’s website (www.jackinthebox.com) under the “Investors,” “Corporate Governance” tabs. These materials are also available in print to any stockholder upon request.

•	Corporate Governance Principles and Practices

•	Committee Charters for the Audit, Compensation, Finance and Nominating and Governance Committee.

•	Code of Conduct. In 1998, the Company adopted a Code of Ethics applicable to all Jack in the Box Inc. directors, officers and employees. The Company actively promotes ethical behavior by all employees. The Company employs a full-time Director of Ethics, and has conducted more than 300 ethics training sessions for all levels of employees and officers. The Company also provides significant vendors with its Code of Ethics, as well as procedures for the communication of any concerns. The Company intends to satisfy the disclosure requirements of SEC Regulation S-K Item 406(d) regarding any amendment to, or waiver of, a provision of the Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting such information on the Company’s website www.jackinthebox.com. The Company has not made any such waivers and does not anticipate ever making any such waiver.

•	Communications with the Board of Directors. Stockholders or others who wish to communicate any concern of any nature to the Board of Directors, any Committee of the Board, any individual director or group of directors, may write to the director in care of the Office of the Corporate Secretary, Jack in the Box Inc. 9330 Balboa Avenue, San Diego, CA 92123, or telephone 1-888-613-5225.
      Director Independence Guidelines. In addition to the Corporate Governance Principles and Practices, the Board has adopted Independence Guidelines, which are attached as Exhibit A.
      Among other matters, the Corporate Governance Principles and Practices include the following items concerning the Board.
      1. Meetings of Non-Management Directors. The non-management directors of the Company meet separately on a regular basis in executive session. The Lead Director is responsible for setting the agenda and presiding at the meetings.
      2. Lead Director. The non-management directors appoint a lead director each year to set the agenda for and preside at the executive sessions of the Board. The lead director acts as the primary communication channel between the Board and the CEO, and determines the format and the adequacy of information required by the Board. For 2006, the non-management directors have appointed Murray Hutchison as lead director.
      3. Limitation on Other Board Service. The Company’s Corporate Governance Principles and Practices set forth the Board’s policy limiting non-management directors to simultaneous service on no more than four public companies including Jack in the Box Inc. The Board has an approval process that generally limits each of our officers to serving on no more than one public company’s board outside of Jack in the Box Inc. affiliates. The approval process considers both the time commitment and potential business conflicts and is administered by the Nominating and Governance Committee.
      4. Retirement Policy. The Board has adopted a retirement policy under which directors may not stand for election or be appointed after age 73.
      5. Board and Committee Evaluations. Each year the Directors complete an evaluation process focusing on an assessment of Board operations as a whole, and the service of each director. Additionally, each of the Audit, Compensation, Finance and Nominating and Governance Committees conducts a separate evaluation of its own performance and the adequacy of its Charter. The Nominating and Governance Committee coordinates the evaluation of individual directors and of the Board operations and reviews and reports to the Board on the annual self-evaluations completed by the committees.
      6. New-Director Orientation and Continuing Education. The Board works with management to schedule new-director orientation programs and continuing education programs for directors. Orientation is designed to familiarize new directors with the Company and the restaurant industry as well as

Company personnel, facilities, strategies and challenges. Continuing education programs may include in-house and third-party presentations and programs.
      7. Attendance at Annual Meetings. The Company’s Corporate Governance Principles and Practices sets forth the Board’s policy on director attendance at our annual meeting of stockholders. It states that all directors shall make every effort to attend the annual meeting.
      8. Stock Ownership Guidelines. The Board has established stock ownership guidelines for non-management directors to appropriately link their interests with those of other stockholders. These guidelines provide that within a three-year period following appointment or election, the director should attain and hold an investment position of no less than 5,000 shares of stock, exclusive of any outstanding stock options but including directly and indirectly held shares and the equivalent number of shares derived from deferral of director compensation. The Board has established ownership guidelines for senior officers as described in the Report of the Compensation Committee.
PROPOSAL TWO
APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN
      The following description summarizes the principle features of the Employee Stock Purchase Plan but is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan set forth as Exhibit B to this Proxy Statement.
      The Company’s Employee Stock Purchase Plan (the “Plan”) provides eligible employees of the Company and its subsidiary with the opportunity to purchase at a discounted price, shares of the Company’s Common Stock through payroll deductions.
      In November 2005, the Compensation Committee adopted the Plan and authorized the reservation of 100,000 shares for issuance under the Plan.
Purpose
      The purpose of the Plan is to encourage ownership of the Company’s stock by eligible employees and to provide incentives for them to exert maximum efforts for the success of the Company. The Plan is not intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.
Description of the Plan
      The following paragraphs provide a summary of the principal features of the Plan as the Company presently anticipates its operation. The Plan document is available to any stockholder upon request. The following summary is qualified in its entirety by reference to the Plan itself.
Eligibility to Participate
      The Plan permits the Company to designate which employees of the Company and its United States subsidiaries will be eligible. All employees of the Company and its subsidiaries, including administrative staff and restaurant management are anticipated initially to be eligible to elect to participate in the Plan. However, an employee is not eligible if he or she has the right to acquire five percent or more of the voting stock of the Company, or of any subsidiaries of the Company. In addition, the Company currently intends to designate as ineligible to participate all employees who are designated as restaurant hourly team members or team leaders, or who are officers subject to Section 16 of the Securities Exchange Act of 1934. Approximately 6,000 employees of the Company and its subsidiaries will be eligible to elect to participate in the Plan.
Administration, Amendment and Termination
      The Board has delegated the authority to administer the Plan to the Compensation Committee (the “Committee”) of the Board of Directors. The members of the Committee serve at the pleasure of the Board.

      Subject to the terms of the Plan, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Plan, including the power to designate the subsidiaries of the Company which will be permitted to participate in the Plan. The Committee also may establish a waiting period before new employees may become eligible for the Plan. The Committee may make whatever rules, interpretations and computations, and take any other actions to administer the Plan, that it considers appropriate to promote the Company’s best interests, and to ensure that the Plan continues to comply with applicable law. The Committee may delegate one or more ministerial duties for the administration of the Plan.
      The Committee, in its sole discretion, may amend or terminate the Plan at any time and for any reason.
Number of Shares of Common Stock Available under the Plan
      A maximum of 100,000 shares of the Company’s Common Stock are available for issuance pursuant to the Plan. Shares sold under the Plan may be newly issued shares, treasury shares or reacquired shares. In the event of any stock split or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the Plan. On December 1, 2005, the fair market value of a share of the Company’s stock was $34.04.
Purchase Limit
      The Company currently intends to impose a purchase limit of 400 shares per participating employee per offering period. The Committee may adopt a different (or no) purchase limit.
Enrollment and Contributions
      Eligible employees voluntarily elect whether or not to enroll in the Plan. Employees are currently anticipated to join for an offering period of six months. Employees who have joined the Plan automatically are re-enrolled for additional rolling six-month periods; provided, however, that an employee may cancel his or her enrollment at any time (subject to Plan rules).
      Employees contribute to the Plan through payroll deductions. Participating employees generally may contribute up to 15% of their eligible compensation through after-tax payroll deductions. From time to time, the Committee may establish a lower maximum permitted contribution percentage, change the definition of eligible compensation, or change the length of the offering periods (but in no event may any enrollment period exceed 27 months). After an offering period has begun, an employee may increase or decrease his or her contribution percentage (subject to Plan rules set by the Committee).
Purchase of Shares
      On the last business day at the end of an offering period, each participating employee’s payroll deductions are used to purchase shares of the Company’s stock for the employee. Under the Plan rules presently in effect, the price of the shares purchased will be 95% of the stock’s market value on purchase date. Market value under the Plan means the closing price of a share of the Company’s Common Stock on the New York Stock Exchange for the day in question.
Termination of Participation
      Participation in the Plan terminates when a participating employee’s employment with the Company ceases for any reason, the employee withdraws from the Plan, or the Plan is terminated or amended such that the employee no longer is eligible to participate in the Plan.
Number of Shares Purchased by Certain Individuals and Groups
      Given that the number of shares that may be purchased under the Plan is determined, in part, on the stock’s market value on the last day of the offering period and given that participation in the Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable.

Federal Tax Aspects
      Based on management’s understanding of current federal income tax laws, the federal income tax consequences of the purchase of shares of Common Stock under the Plan are as follows.
      An employee generally will have taxable income based on the difference between the purchase price and the fair market value when shares of the Company’s stock are purchased under the Plan. An employee will generally have a capital gain or loss when he or she sells those shares acquired under the Plan. This gain or loss will generally be the difference between the market value of the shares upon purchase and the amount he or she receives for the stock. The gain or loss will be long-term or short-term, depending on whether he or she has held the stock for more than one year from the purchase date.
      The Company generally will receive a deduction for federal income tax purposes for the ordinary income an employee must recognize upon a purchase of shares under the Plan.
Required Vote and Board of Directors Recommendation
      Approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting in person or by proxy (assuming a quorum). If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.
      The Board believes that the proposed adoption of the Jack in the Box Inc. Employee Stock Purchase plan is in the best interests of the Company and its stockholders for the reasons stated above.
      THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE JACK IN THE BOX INC. EMPLOYEE STOCK PURCHASE PLAN.
EQUITY COMPENSATION TABLE
      The following table summarizes the equity compensation plans under which Company Common Stock may be issued as of October 2, 2005. Stockholders of the Company approved all plans.

(c)
Number of securities
	(a)	(b)	remaining for future issuance
	Number of securities to be	Weighted-average	under equity compensation
	issued upon exercise of	exercise price of	plans (excluding securities
	outstanding options	outstanding options	reflected in column (a))

Equity compensation plans approved by security holders	4,473,700	$23.56	2,263,128

PROPOSAL THREE
APPROVAL OF AMENDED AND RESTATED
PERFORMANCE BONUS PLAN
      The Compensation Committee of the Board of Directors of the Company adopted the Performance Bonus Plan (the “Plan”) in 2000 and the stockholders of the Company approved the adoption of the Performance Bonus Plan in February 2001. The purpose of the Plan is to encourage the loyalty of certain key employees, executives and officers of the Company and its affiliates, by providing incentives which are aligned with Company performance and qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. The Plan is an unfunded, performance-based plan designed to tie compensation directly to the Company’s objectives. At the Annual Meeting the stockholders are being asked to approve an Amended and Restated Plan. The amendment to the Plan, among other matters, (a) revises the business criteria used as performance goals, (b) limits the awards under the Plan to cash awards and (c) provides for the pro-ration of awards based on the eligible employee’s time in position.
      Under Section 162(m) of the Internal Revenue Code (the “Code”), a limitation was placed on tax deductions of any publicly held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Amended and Restated Performance Bonus Plan is intended to qualify as a performance-based compensation plan for purposes of Section 162(m) of the Code and to permit the Company to receive a federal income tax deduction for the payment of performance-based compensation to its executives.
      The stockholders of the Company previously approved the Performance Bonus Plan in 2001. However, Section 162(m) of the Code requires that plans such as the Performance Bonus Plan be approved by the stockholders of the Company every five years in order to meet the performance-based compensation exception to the limitation on deductions. Stockholder approval of the Amended and Restated Performance Bonus Plan serves the purpose of ensuring the tax deductibility of any awards under the Amended and Restated Performance Bonus Plan.
Summary of the Amended and Restated Performance Bonus Plan
      The following description summarizes the principle features of the Performance Bonus Plan but is qualified in its entirety by reference to the full text of the Amended and Restated Performance Bonus Plan set forth as Exhibit C to this Proxy Statement.
      Participants in the Amended and Restated Plan are officers, executives and other key employees of the Company and its subsidiaries and affiliates. As of December 1, 2005, approximately 87 employees, including all executive officers, are eligible to participate in the Plan during fiscal 2006.
Administration
      The Amended and Restated Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists solely of the non-employee directors who are outside directors within the meaning of Section 162(m) of the Code. The Board of Directors may modify, amend, suspend or terminate the Amended and Restated Plan under the terms of its provisions.
Performance Goals
      At the beginning of each fiscal year, the Compensation Committee will establish (i) specific performance goals for participants in the Amended and Restated Plan for a performance period of one fiscal year and (ii) the objective formula or standard to be followed in calculating any bonus payable under the Amended and Restated Plan. The performance goals may be based on one or more of the following business criteria with respect to the Company or any business unit: Earnings Per Share (“EPS”), Earnings Before Taxes (“EBT”), Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Net Earnings, Return on Equity, Return on Invested Capital (“ROIC”), Return on Assets, or any other related financial measure. The performance goals must be established while the performance relative to the goal remains substantially uncertain within the meaning of Section 162(m).

The Compensation Committee established the performance goals for fiscal 2006 based on earnings per share and return on invested capital. The Committee believes that the specific target constitutes confidential business information, the disclosure of which could adversely affect the Company. The Company believes that the amendments to the Plan will not materially affect the amount of bonus awards payable under the Amended and Restated Plan.
      On October 24, 2005, the Jack in the Box Compensation Committee approved a bonus program for the executive officers of the Company (other than the executive officer of the Company’s wholly owned subsidiary Qdoba Restaurant Corporation) for fiscal year 2006 as contemplated under the stockholder-approved Performance Bonus Plan. The bonus will be based 75% on meeting certain earnings per share (“EPS”) goals and 25% on meeting certain return-on-invested-capital (“ROIC”) goals. The Compensation Committee established threshold, targeted and maximum levels of EPS growth and ROIC growth derived from the financial forecasts of the Company. No bonus payments are to be made unless the threshold level of EPS growth and ROIC growth are achieved. If target levels are achieved the executive officers will receive bonus payments equal to 75% (CEO) or 45-65% (other executives) of base salary. If targets are exceeded, each executive officer may earn a maximum bonus of up to 150% (CEO) or 90-135% (other executives) of base salary.
Awards
      Awards under the Amended and Restated Plan may be paid in cash. There is a $3 million dollar individual award limit in any fiscal year. Since awards under the Amended and Restated Plan will be based on performance objectives established with respect to each fiscal year, the amount of awards to be paid in the future to any of the executive officers cannot be determined at this time since the performance period has not yet been completed. Actual awards will depend upon actual performance measured against the pre-established performance objectives.
Required Vote and Board of Directors Recommendation
      Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting in person or by proxy (assuming a quorum). If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a negative vote. Broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.
      The Board of Directors believes that it is in the best interests of the Company and its stockholders to approve the Amended and Restated Performance Bonus Plan and to enable the Amended and Restated Performance Bonus Plan to comply with the requirements of Section 162(m). If the stockholders fail to approve the Amended and Restated Performance Bonus Plan at the Annual Meeting, the Amended and Restated Plan will not qualify as performance-based for purposes of Section 162(m) of the Code. In the event that the Amended and Restated Performance Bonus Plan is not approved by the Company’s stockholders, any subsequent bonuses in amounts which when combined with other non-exempt compensation exceed the limit set forth in Section 162(m) of the Code, for the five most highly compensated executives would not be deductible under Section 162(m).
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED PERFORMANCE BONUS PLAN.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of the three directors named below, each of whom is an “independent director” as defined in the applicable listing standards of the New York Stock Exchange. The duties of the Audit Committee are summarized in this Proxy Statement under “Committees of the Board of Directors” on page 5 and are more fully described in the Audit Committee charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter each fiscal year. The Audit Committee most recently revised its charter, which was then approved by the Board of Directors, in August 2005. The revised charter is attached to this Proxy Statement as Exhibit D.
      As more fully described in its charter, one of the Audit Committee’s primary responsibilities is to assist the Board in its general oversight of Jack in the Box Inc.’s financial reporting, internal controls and audit functions. Management is responsible for the Company’s accounting and financial reporting principles, internal controls and the preparation, presentation, and integrity of the Company’s consolidated financial statements. KPMG LLP (“KPMG”) the Company’s independent registered public accountant, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. Jack in the Box Inc. has a full time Internal Audit Department that reports to the Audit Committee and management. The Internal Audit Department’s responsibilities include reviewing and evaluating the Company’s internal controls. The function of the Audit Committee is not to duplicate the activities of management, or the internal or external auditors, but to serve a Board-level oversight role in which it provides advice, counsel, and direction to management and the auditors.
      The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent registered public accountants. The Audit Committee has appointed KPMG as the Company’s independent registered public accountants for fiscal year 2006 and has requested stockholder ratification of its appointment.
      During the course of fiscal 2005, management completed the documentation, testing and evaluation of the Company’s internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee reviewed the progress of the documentation, testing and evaluation and provided oversight during the process. The Audit Committee received periodic updates from both management and KPMG. At the conclusion of the process, the Audit Committee reviewed and discussed management’s report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed with management and KPMG the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2005. The Audit Committee reviewed KPMG’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting.
      The Committee discussed with KPMG, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.”
      In addition, the Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with KPMG its independence from the Company.
      The Audit Committee has discussed with management and KPMG such other matters and received such assurances from them as the Audit Committee deemed appropriate.

      Based on the reviews and discussions referred to above, and the reports of KPMG, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2005, for filing with the SEC.

Michael W. Murphy, Chair
Murray H. Hutchison
David M. Tehle
      This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND SERVICES
      The following table presents fees billed for professional services rendered by KPMG for the fiscal years ended October 2, 2005, and October 3, 2004.

	2005	2004

Audit Fees(1)	$1,219,155	$589,500
Audit Related Fees(2)	67,096	127,125
Tax Fees(3)	0	250,000
All Other Fees	0	0

KPMG Total Fees	$1,286,251	$966,625

(1)	Audit fees include fees for the audit of the Company’s consolidated annual financial statements and review of the interim financial statements included in our Form 10-Q quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. In 2005, audit fees also include fees for the audit of (i) management’s assessment of our internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)	These fees consist of assurance and services performed by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included under “Audit Fees.” This category includes: employee benefit and compensation plan audits; attestations by KPMG that are not required by statute or regulation; and consulting on financial accounting/reporting standards.

(3)	Tax fees consist of aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice and tax planning. Tax fees in Fiscal 2004 relate to a fixed fee tax engagement that involved all aspects of identifying and securing a sales tax refund for the Company.
      Registered Public Accountant Independence. The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining the principal registered public accountant’s independence and has determined that the provision of such services has not adversely affected the registered public accountant’s independence.
      Policy on Audit Committee Pre-Approval. The Company and its Audit Committee are committed to ensuring the independence of the independent registered public accountant, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with applicable Securities rules. The Audit Committee’s pre-approval policy is set forth in the Policy for Audit Committee Pre-Approval of Services, included as Exhibit E to this Proxy Statement.

PROPOSAL FOUR
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
      The Audit Committee has appointed the firm of KPMG as the Company’s independent registered public accountant for fiscal year 2006. Although action by stockholders in this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of this appointment.
      KPMG has served as independent auditor for the Company since 1986. One or more representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders. The following proposal will be presented at the Annual Meeting:
      Action by the Audit Committee appointing KPMG as the Company’s independent registered public accountant to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended October 1, 2006, is hereby ratified, confirmed and approved.
      Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting (assuming a quorum). For this proposal, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANT.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table provides a summary of cash and non-cash compensation of Jack in the Box Inc.’s Chairman of the Board and CEO and the other four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during the fiscal years indicated. Bonus amounts were earned for performance during the year and paid shortly thereafter.
      Mr. Nugent retired as Chairman of the Board and Chief Executive Officer at the close of fiscal year 2005. Ms. Lang was promoted to those positions effective October 3, 2005.

					Long-Term Compensation

		Annual Compensation			Restricted	Securities	All Other
	Fiscal				Stock	Underlying	Compensation
Name and Principal Position(s)	Year	Salary($)	Bonus($)	Other($)(1)	Awards($)(2)	Options(#)	($)(3)

Robert J. Nugent	2005	938,466	1,242,000	96,050	0	45,000	66,700
Chairman of the Board and	2004	806,077	1,194,000	26,667	0	250,000	61,262
Chief Executive Officer	2003	756,923	0	21,482	0	170,000	31,078
Linda A. Lang(4)	2005	517,692	702,000	58,581	352,500	80,600	37,877
President, Chief Operating	2004	498,077	675,000	13,777	1,012,200	167,000	36,452
Officer and Director	2003	400,000	0	12,091	1,152,250	40,900	19,090
Paul L. Schultz(5)	2005	431,308	522,000	56,061	531,711	68,700	29,885
Executive Vice President,	2004	408,596	423,150	43,695	0	84,000	26,213
Operations and Franchising	2003	387,000	0	12,919	0	35,000	17,791
Lawrence E. Schauf	2005	340,846	410,400	75,254	0	25,300	23,824
Executive Vice President	2004	336,538	398,400	18,706	0	71,000	23,308
and Secretary	2003	318,308	0	12,111	1,047,500	42,600	15,329
David M. Theno	2005	317,731	334,950	36,602	0	12,500	20,867
Senior Vice President,	2004	312,308	323,400	12,231	0	15,000	15,598
Quality and Logistics	2003	295,731	0	12,090	586,600	50,000	7,026

(1)	Other Annual Compensation consists of the following:

			Financial	Supplemental
	Fiscal	Car	Planning	Health	Supplemental
	Year	Allowance($)	Services($)	Insurance($)	LTD($)

Robert J. Nugent	2005	12,000	51,023	33,027	0
	2004	12,231	4,000	10,436	0
	2003	12,000	0	9,482	0
Linda A. Lang	2005	12,000	23,711	22,870	0
	2004	12,231	1,546	0	0
	2003	12,000	0	0	91
Paul L. Schultz	2005	12,000	15,634	28,427	0
	2004	12,231	5,091	26,373	0
	2003	12,000	0	801	118
Lawrence E. Schauf	2005	12,000	29,704	33,550	0
	2004	12,231	5,455	1,020	0
	2003	12,000	0	0	111
David M. Theno	2005	12,000	1,732	22,870	0
	2004	12,231	0	0	0
	2003	12,000	0	0	90

(2)	Represents the grant of restricted stock awards under which Ms. Lang was issued 10,000, 35,000 and 55,000 shares of Common Stock in 2005, 2004, and 2003, respectively, Mr. Schultz was issued 15,084 shares of Common Stock in 2005, Mr. Schauf and Mr. Theno were issued 50,000 and 28,000 shares of Common Stock, respectively, in 2003 subject to continued employment. The value of the restricted stock awards was determined by multiplying the total shares held by each executive by the closing price on the date of grant. Amounts for fiscal year 2005 stock awards were based on the closing price ($35.25) on September 16, 2005, the date of grant. Fiscal year 2004 and 2003 stock awards were based on the closing price ($28.92) on September 10, 2004, and 2003 stock awards were based on the closing price ($20.95) on November 8, 2002, the date of grant. At October 2, 2005, Ms. Lang, Mr. Schultz, Mr. Schauf, and Mr. Theno held an aggregate of 100,000, 15,084, 50,000, and 28,000 shares, respectively, with a value of $2,991,000, $451,162, $1,495,500, and $837,480, respectively, based on the closing price of the Company’s Common Stock on the last trading day prior to the end of the Company’s fiscal year ($29.91).

(3)	All other compensation in each fiscal year consists of the following:

	Deferred Compensation			Company Paid Term
	Matching Contributions($)			Life Premiums($)(a)

	2005	2004	2003	2005	2004	2003

Robert J. Nugent	65,414	60,002	29,748	1,286	1,260	1,330
Linda A. Lang	36,591	35,192	17,760	1,286	1,260	1,330
Paul L. Schultz	28,599	24,953	16,461	1,286	1,260	1,330
Lawrence E. Schauf	22,538	22,048	13,999	1,286	1,260	1,330
David M. Theno	19,581	14,338	5,696	1,286	1,260	1,330

(a)	The Company has no interest in such insurance policies.

(4)	Effective upon her promotion to Chief Executive Officer at October 3, 2005, Ms. Lang’s salary for fiscal 2006 was increased to $700,000.

(5)	Effective upon his promotion to President and Chief Operating Officer at October 3, 2005, Mr. Schultz’s salary for fiscal 2006 was increased to $485,000.
Stock Option Grants in Fiscal 2005
      Set forth below is information with respect to options granted to the named executive officers in the Summary Compensation Table during fiscal year 2005.

	Number of				Potential Realizable Value
	Securities	% of Total			at Assumed Annual Rates
	Underlying	Options/SARs			of Stock Price Appreciation
	Options/SARs	Granted to	Exercise or		for Option Term($)(2)
	Granted	Employees in	Base Price	Expiration
Name	(#)(1)	Fiscal Year	($/Share)	Date	5%	10%

Robert J. Nugent	45,000	14.3%	35.11	11/12/2014	993,622	2,518,033
Linda A. Lang	80,600	25.6%	35.25	09/16/2015	1,786,784	4,528,061
Paul L. Schultz	68,700	21.9%	35.25	09/16/2015	1,522,978	3,859,526
Lawrence E. Schauf	25,300	8.1%	35.25	09/16/2015	560,864	1,421,339
David M. Theno	12,500	4.0%	35.25	09/16/2015	277,107	702,243

(1)	Beginning one year from the date of grant, 25% of the total number of shares subject to the option will become exercisable annually.

(2)	These amounts represent certain assumed rates of appreciation only, based on SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holder’s continued employment through the vesting period. The appreciation amounts reflected in this table may not necessarily be achieved.

Option Exercises in Fiscal 2005 and Fiscal year-End Values
      Set forth below is information with respect to options exercised by the named executive officers in the Summary Compensation Table during fiscal year 2005, and the number and value of unexercised stock options held by the named executive officers at the end of the fiscal year.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs Held at		In-the-Money Options/SARs
	Shares		Fiscal Year-End		at Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert J. Nugent	213,980	4,546,968	641,920	0	4,539,407	0
Linda A. Lang	17,000	456,129	113,000	236,900	801,111	1,183,326
Paul L. Schultz	37,000	810,731	105,020	164,580	643,778	733,491
Lawrence E. Schauf	102,290	1,551,948	25,300	112,310	68,193	638,059
David M. Theno	31,800	590,951	49,850	84,050	242,071	584,391

(1)	Based on the difference between the exercise price of the options and the closing price of the Company’s Common Stock on the last trading day prior to the end of the Company’s fiscal year ended October 2, 2005 ($29.91).
Pension Plan Table
      Retirement Plan. The Company maintains a retirement plan (the “Retirement Plan”), which was adopted effective October 21, 1985, restated effective January 1, 2001, and amended June 7, 2002, and December 31, 2002. The Retirement Plan is a defined benefit plan covering eligible employees employed in an administrative, clerical, or restaurant hourly capacity who have completed one year of service with at least 1,000 hours of service and reached age 21. The Retirement Plan provides that a participant retiring at age 65 will receive an annual retirement benefit equal in amount to one percent of Final Average Pay multiplied by Benefit Service plus .4% of Final Average Pay in excess of Covered Compensation multiplied by Benefit Service, subject to grandfathered minimum benefit accruals under the previous plan as of December 31, 1988. “Final Average Pay” is summarized as the highest five consecutive years of pay, which includes base and bonus, out of the last ten years of eligible service. Benefit Service means the entire period of employment in calendar years and months while an eligible employee. The .4% portion of the calculation is limited to a maximum of 35 years of service. The Employee Retirement Income Security Act of 1974 (“ERISA”) and various tax laws may cause a reduction in the annual retirement benefit payable under the Retirement Plan. (The preceding capitalized terms are defined in the Retirement Plan.)
      Although normal retirement age is 65, benefits may begin as early as age 55 if participants meet the service requirements defined in the Retirement Plan. Benefits payable are reduced for early commencement.
      Supplemental Retirement Plan. In 1990, the Company established a non-qualified supplemental retirement plan for selected executives, known as the Supplemental Executive Retirement Plan, which was amended and restated effective May 8, 2001. The plan provides for a percentage of replacement income based on Service and Final Average Compensation (each as defined in the plan). The target replacement income from all Company funded sources, based upon a maximum of 20 full years of service, is 60% of Final Average Compensation. For those executives who have served fewer than 20 years, the target percentage of 60% is reduced by applying a factor determined by dividing the number of years of actual service by 20. The plan is unfunded and represents an unsecured claim against the Company.
      Easy$aver Plus Plan. In 1985, the Company adopted the Jack in the Box Inc. Savings Investment Plan, currently named the Jack in the Box Inc. Easy$aver Plus Plan (the “E$P”), which was amended and restated effective January 1, 2004. The E$P includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code. Eligible employees who have completed at least one year of service with a minimum of 1,000 hours of work and who have reached age 21 qualify for the E$P. Participants in the E$P may defer up to 30% of their pay on a pre-tax basis, subject to annual limits established by the Internal Revenue Service. In addition, the Company contributes on a participant’s behalf 50% of the first 4% of compensation that is deferred by the participant.
      Deferred Compensation Plan. Since 1989, all executive officers and certain other members of management have been excluded from participation in the E$P. In 1990, the Company created for these individuals a non-qualified deferred compensation plan known as the Executive Deferred Compensation Plan. Participants in the plan may defer up to 50% of base and up to 100% (less applicable taxes) of bonus pay. The Company contributes on a participant’s behalf 100% of the first 3% of compensation that is deferred by the participant. Benefits under this plan also include an earnings component based upon theoretical investment options designated by the Administrative Committee and selected by the participant. The plan is unfunded, and participants’ accounts represent unsecured claims against the Company.
      Summary of Retirement and Other Deferred Benefits. The following table shows estimated annual benefits payable to participants as a straight life annuity at age 62. The benefits are derived from some or all of the following Company funded sources: Retirement Plan, Company contributions to the E$P, Company contributions to the Deferred Compensation Plan and Supplemental Retirement Plan.

	Estimated Annual Benefits Based on Years of Service

Average Annual Earnings	10	15	20

$ 100,000	$30,000	$45,000	$60,000
200,000	60,000	90,000	120,000
300,000	90,000	135,000	180,000
400,000	120,000	180,000	240,000
500,000	150,000	225,000	300,000
600,000	180,000	270,000	360,000
800,000	240,000	360,000	480,000
1,000,000	300,000	450,000	600,000
1,200,000	360,000	540,000	720,000
1,300,000	390,000	585,000	780,000
      At October 2, 2005, the number of years of service under the retirement plans for Messrs. Nugent, Schultz, Schauf, Theno and Ms. Lang was 26, 30, 9, 12 and 18, respectively, and the amount of eligible compensation for each of these individuals approximates the amounts reflected as salary and bonus in the Summary Compensation Table.
Employment Contracts and Severance Arrangements
      The Company has entered into compensation and benefits assurance agreements with certain of our senior executives, including Ms. Lang and Messrs. Schauf, Schultz and Theno, for the payment of certain compensation and the provision for certain benefits in the event of termination of employment following a change in control of the Company. Mr. Nugent was also a party to a Compensation and Benefits Assurance Agreement which terminated upon his resignation at the end of fiscal 2005. The agreements with Messrs. Schauf, Schultz and Theno had an initial term expiring on September 29, 1998, and the agreement with Ms. Lang had an initial term expiring on July 2, 2004. These agreements are automatically extended for additional two-year terms thereafter, unless a minimum of six months written notice is given to the contrary. If there is a “change of control” (as defined in the agreements) during the term of any such agreement, the executive will be entitled to receive the payments and benefits specified in the event that employment is terminated within 24 months thereafter (i) involuntarily, without cause or (ii) voluntarily for “good reason” (as defined in the agreements). Amounts payable under each agreement include all amounts earned by the employee prior to the date of termination and a multiple of the employee’s annual base salary, bonus and the Company’s matching contributions to the Deferred Compensation Plan. In the case of Ms. Lang and Messrs. Schauf, Schultz and Theno, the applicable multiples are 2.5, 2.5, 1.5 and 1.5, respectively. In addition, the agreements provide for the continuation of health insurance benefits for a period of up to 18 months following termination, certain incidental benefits and accelerated full vesting of all outstanding equity awards.

Compensation of Directors
      The independent directors of the Company receive compensation for their services as described in the section of this Proxy Statement captioned “Additional Information about the Board of Directors.”
Compensation Committee Interlocks and Insider Participation
      The current members of the Compensation Committee are Alice B. Hayes, Murray H. Hutchison, Anne B. Gust and David M. Tehle. All of the members of the Compensation Committee, as presently constituted and as reconstituted effective February 17, 2006, are outside directors and do not have compensation committee interlocks.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      The Compensation Committee (the “Committee”) assists the Board in discharge of the Board’s responsibilities relating to compensation of the directors, officers and executives of the Company and oversight and evaluation of management. These responsibilities pertain to all executive officers. The duties of the Compensation Committee are summarized in this Proxy Statement under “Committees of the Board of Directors” on page 5 and are more fully described in the Compensation Committee Charter adopted by the Board of Directors.
      The Compensation Committee is comprised of the directors named below, each of whom have been determined by the Board to be independent based upon applicable requirements of Section 162(m) of the Internal Revenue Code, the New York Stock Exchange listing standards and Jack in the Box Inc.’s additional Independence Guidelines. These Independence Guidelines are attached as Exhibit A to this Proxy Statement. The Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee. The Committee has engaged an outside compensation consulting firm to advise it on the compensation of its executives. The consultant reports directly to the Committee. The Chief Executive Officer (“CEO”) recommends the compensation to be paid to executive officers other than herself based on the Company’s performance evaluation policies and procedures, final determination of the amount of compensation rests with the Compensation Committee.
Compensation Philosophy
      Our compensation philosophy is to provide pay commensurate with the level of company performance. If our performance is good, our pay should be competitive (median) relative to our peers. If our performance is exemplary, our pay should also be exemplary. Our executive compensation program is designed to (a) align the financial interests of the Company’s executives with those of its stockholders, (b) attract, motivate and retain the executive talent required to successfully implement our business strategy, and (c) provide incentives for achieving the Company’s short-term and long-term goals.
      The Company’s executive compensation pay levels are targeted to approximate the market median for individuals in similar positions in peer companies in the restaurant industry and in companies of similar scope in general industry. Executive salary progression is based on individual performance. Incentive compensation is based upon the financial and market performance of the Company. The Committee relies on information provided by its retained compensation consultant to determine market competitive pay levels.
Comparison Group
      The Company’s pay structure and its business and financial performance is compared to a benchmark group in the restaurant industry and companies of similar scope in general industry. The Committee’s compensation consultant analyzes general industry executive compensation surveys and the Restaurant Peer Group survey of companies included in the Performance Graph on page 29 with which we compete for talent, in order to determine market pay levels. The Committee periodically reviews the Restaurant Peer Group’s composition with its consultant and with management to ensure it remains relevant, and updates it accordingly.
Review of Components of Compensation
      In 2005 the Compensation Committee’s consultant conducted an extensive review of Jack in the Box Inc. executive compensation and benefit programs. The Committee reviewed with management and the outside consultant the various components of the CEO’s and other executive officers’ compensation, including salary, bonus, equity and long-term incentive programs. The Committee reviewed the values of various components of CEO Compensation. The results of that analysis, corroborated by the Committee and management, included the following observations about the Company’s 2005 executive compensation:

•	Base salaries approximate market median.

•	Target performance-based annual cash incentives approximate market median, and when coupled with base salaries provide targeted cash compensation approximating market median.

•	Annual stock option grants and long-term restricted stock grants, as an incentive for future performance and executive stock ownership, are targeted at median competitive levels, and when combined with target cash compensation provide total compensation approximating market median.
      Based on this review, the Committee finds that compensation to the CEO and other executive officers is reasonable and aligned with the Company’s compensation philosophy and strategy.
The Components of Compensation
      There are four major components of the Company’s executive compensation: base salary, annual incentives, long-term incentives, and other benefits such as health insurance and retirement programs.
Base Salary
      It is the Company’s objective to maintain base salaries that are competitive with salaries paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or a similar business, and to provide for pay progression opportunities based on individual performance evaluations. Salary ranges are set with a midpoint at the market median and individual salaries for executives are reviewed and may be adjusted annually. In approving individual salaries, the Committee considers job responsibilities, individual performance, business results, labor market conditions, the Company’s budget guidelines and current compensation as compared to market practice.
Annual Incentive
      The purpose of the Company’s annual incentive plan, the Amended and Restated Performance Bonus Plan (the “Plan”), is to encourage high levels of performance and the loyalty of certain key employees, executives and officers of the Company and its affiliates, by providing annual incentives which are aligned with Company performance and qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. Executive officers are eligible to receive an annual bonus based 75% on meeting certain earnings-per-share (“EPS”) goals and 25% on meeting certain return-on-invested-capital (“ROIC”) goals. The Compensation Committee establishes threshold, target and maximum levels of EPS and ROIC growth derived from the financial forecasts of the Company at the beginning of the fiscal year. No payments are made unless the threshold level of EPS growth and ROIC growth is achieved. If the target level is achieved, the executive officers will receive bonus payments equal to 75% (CEO) or 45-65% (other executive officers) of base salary in effect at the end of the fiscal year. If targets are exceeded, each executive officer may earn a maximum bonus of up to 150% (CEO) or 90-135% (other executives) of base salary, which approximates market 75th percentile cash compensation. Based on the failure to achieve the thresholds set for fiscal 2003, no performance bonus amounts were paid to executive officers for fiscal 2003 as reflected in the Summary Compensation Table. In fiscal 2004, as certified by the Committee, the Company’s performance achieved maximum levels established and maximum bonus amounts were paid, as reflected in the Summary Compensation Table. In fiscal 2005, as certified by the Committee, the Company’s performance achieved maximum levels established and maximum bonus amounts were paid.
Long-Term Incentive Plans
      The 2004 Stock Incentive Plan (the “2004 Plan”), approved by stockholders in February 2004, forms the basis for the long-term incentive plan for officers and key management employees of the Company, its subsidiaries and affiliates. The purpose of incentive programs under this plan is to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such person in the Company.
Stock Options
      Stock options are granted to certain officers on an annual basis. Determination of the amount of shares granted is based on the competitive long-term incentive value of each position relative to the Comparison Group and on the recommendation by the Compensation Committee’s compensation consultant. The Compensation Committee approves the amount and date of each grant. All options are granted at 100% of the closing market price of the Company’s Common Stock on the date of grant. Options vest and become exercisable at 25% each year, over a period of four years, as set forth in the award agreement. Vesting is accelerated for termination due to retirement eligibility, total and permanent disability and death. Normal terminations allow for 90 days to exercise the options or the options are cancelled. The options granted to Messrs. Nugent, Schauf, Schultz and Theno, and Ms. Lang in fiscal 2005, are described in the table captioned Stock Option Grants on page 20.
Stock Ownership Guidelines
      In keeping with its belief that companies should align the financial interests of executives to those of stockholders, the Board has established stock ownership guidelines. Under these guidelines, the officers (Senior Vice Presidents and above) are expected to own Jack in the Box Inc. Common Stock valued at between one and five times their individual base salary amounts, depending on their position with the Company.
Restricted Stock
      An emphasis has been placed on stock ownership by executive officers (see Stock Ownership Guidelines) through awards of restricted stock in 2003, 2004 and in 2005 as reflected in the Summary Compensation Table. The restricted stock is subject to continued employment and will not be distributed until retirement or termination from the Company. Upon retirement or termination, the number of restricted stock shares vested will be determined based on years of service of the individual as of the date of such retirement or termination. Restricted stock will be subject to forfeiture in the case of termination of employment under certain circumstances. Awards will become vested, either partially or completely, and shares of Common Stock of the Company released from an escrow account maintained by the Company only upon retirement or termination. In the event of a change of control of the Company, the restricted stock is considered 100% vested. The Compensation Committee believes this program will further align the interests of these officers with those of the stockholders and will also further encourage their retention.
Section 162(m)
      Compensation decisions for executive officers are made with full consideration of the Internal Revenue Code Section 162(m) implications. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers in excess of $1.0 million, but excludes “performance-based” compensation from this limit. The Company’s Amended and Restated Performance Bonus Plan and its Stock Incentive Plans are intended to qualify under Section 162(m). If the stockholders fail to approve Proposal Three, Approval of the Amended and Restated Performance Bonus Plan, the Amended and Restated Performance Bonus Plan will not qualify as performance-based for purposes of Section 162(m) of the Internal Revenue Code. For fiscal 2005, grants of stock options under the 2004 Stock Incentive Plan, and payments of bonus under the Amended and Restated Performance Bonus Plan should satisfy the requirements for deductible compensation. While the Company’s general policy is to preserve the deductibility of most compensation paid to the Company’s covered executives, we may authorize payments that might not be deductible if we believe they are in the best interests of the Company and its stockholders.
Other Benefits
      In keeping with its philosophy to provide total compensation that is competitive with other companies in both general industry and the restaurant industry, Jack in the Box Inc. maintains a limited level of perquisites. The Company does not own or lease a Company airplane, purchase country club memberships, provide officers with the use of permanent residences, home security systems or defray the cost of personal entertainment or family travel. The Company provides a car allowance, supplemental health insurance, company-paid term life insurance with a maximum value of $770,000, a supplemental executive retirement plan and an executive deferred compensation plan, both of which are described in detail in the Executive Compensation section of this Proxy Statement on page 19. In addition, in fiscal 2005, the Company made available financial planning services for a fixed amount based on position level, plus gross-up for tax purposes.
CEO Compensation
      A substantial portion of the CEO’s compensation is at risk and is tied to company performance results. The CEO does not participate in discussions about his or her compensation matters. The Compensation Committee reviews and approves the compensation of the CEO according to established performance evaluation guidelines and competitive survey data. The Board of Directors reviews the Compensation Committee’s report to ensure that the CEO is providing the best leadership for the Company. To assist it in making its determination, the Compensation Committee relies on competitive pay information and advice from its outside compensation consultant.
      Ms. Lang became Chief Executive Officer and Chairman of the Board on October 3, 2005. She had been President and Chief Operating Officer of the Company since November 2003. The Compensation Committee targeted her initial base salary to achieve, over a three-year period, a level at the mid-range of competitive industry practice in the restaurant sector and in general industry. Her base salary established for fiscal year 2006 represents a 35% increase over her previous salary due to her promotion to Chief Executive Officer and Chairman of the Board. In establishing Ms. Lang’s base salary level, her experience and the Company’s performance under her leadership as President and Chief Operating Officer were considered. In addition to base salary, Ms. Lang is eligible for (i) performance incentive compensation under the Company’s Amended and Restated Performance Bonus Plan, (ii) stock option awards under the Company’s 2004 Stock Incentive Plan and (iii) awards of restricted stock under the Company’s long-term incentive restricted stock program under the Company’s 2004 Stock Incentive Plan. Awards under the Performance Bonus Plan are determined as a percentage of the officer’s base salary based upon the achievement of earnings-per-share and other financial goals as may be established by the Compensation Committee. Ms. Lang’s award under the Amended and Restated Performance Bonus Plan for fiscal 2005 was based upon her position as President and Chief Operating Officer and was not changed as a result of her promotion. Awards for fiscal 2006 will be made, if at all, under the terms and subject to criteria as may be established by the Compensation Committee. Awards of stock options are made by the Compensation Committee based on competitive long-term incentive values relative to a comparison group as recommended by the Compensation Committee’s compensation consultant. On September 16, 2005, Ms. Lang received an award of 80,600 shares under an option agreement. In connection with her promotion, Ms. Lang also received an award of 10,000 shares of restricted stock.
      Mr. Nugent became Chairman of the Board on February 23, 2001. In November 2004, Mr. Nugent’s compensation targets for fiscal 2005 were established by the Compensation Committee at the median of the comparison group and as recommended by the Committee’s compensation consultant. His bonus earned in fiscal 2005 was $1,242,000. This bonus was based on Company performance relative to the goals established at the beginning of the fiscal year for the annual incentive plan described on page 25. Actual total compensation was above these targets because of the Company’s strong financial performance.

      Both Ms. Lang’s and Mr. Nugent’s compensation were determined by the Compensation Committee in executive session without the presence of Company employees. The Committee’s actions were reviewed and discussed by the non-employee directors in executive session of the Board of Directors.

Alice B. Hayes, Chair
Anne B. Gust
Murray H. Hutchison
David M. Tehle
      This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

PERFORMANCE GRAPH
      The following graph compares the cumulative return to holders of the Company’s Common Stock at September 30th of each year (except 2004 when the comparison date is October 3 due to the 53rd week in fiscal year 2004) to the yearly weighted cumulative return of a restaurant peer group index and to the Standard & Poor’s (“S&P”) 500 index for the same period. The comparison assumes $100 was invested on September 30, 2000, in the Company’s Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during these periods.

	2000	2001	2002	2003	2004	2005

Jack in the Box Inc.	$100	$131	$106	$83	$148	$140
S&P 500 Index	100	73	58	73	83	93
Restaurant Peer Group (1)	100	138	151	192	217	219

(1)	The Restaurant Peer Group Index is comprised of the following companies: Applebee’s International, Inc.; Bob Evans Farms, Inc.; Brinker International, Inc.; CBRL Group, Inc.: CKE Restaurants, Inc.; Luby’s, Inc.; Papa John’s International, Inc.; Ruby Tuesday, Inc.; Ryan’s Family Steakhouse, Inc. and Sonic Corp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth, as of December 16, 2005, information with respect to beneficial ownership of voting securities of the Company by (i) each person who is known to us to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer listed in the Summary Compensation Table herein and (iv) all directors and executive officers of the Company as a group. Each of the following stockholders has sole voting and investment power with respect to shares beneficially owned by such stockholder, except to the extent that authority is shared with spouses under applicable law, or as otherwise noted.

	Number of Shares
	of Common Stock	Percent of
Name	Beneficially Owned(1)	Class(1)

Barclays Global Investors, N.A.(2)	5,597,859	11.5%
Fidelity Investments(3)	3,765,788	7.7%
Robert J. Nugent	813,220	1.7%
Edward W. Gibbons	217,136	*
Linda A. Lang	257,325	*
Paul L. Schultz	193,929	*
David M. Theno	105,050	*
L. Robert Payne	136,540	*
Lawrence E. Schauf	110,860	*
Michael E. Alpert	64,900	*
Murray H. Hutchison	52,400	*
Alice B. Hayes	44,400	*
Michael W. Murphy	6,300	*
Anne B. Gust	16,300	*
David M. Tehle	7,800	*
All directors and executive officers as a group (21 persons)	2,283,961	4.7%

*	Less than one percent

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Messrs. Nugent, Gibbons, Schultz, Theno, Payne, Schauf, Alpert, Hutchison, Murphy and Tehle, and Ms. Lang, Ms. Gust and Dr. Hayes have the right to acquire through the exercise of stock options within 60 days of the above date, 641,920, 82,400, 138,500, 75,050, 82,400, 55,860, 62,400, 52,400, 6,300, 6,300, 157,325, 16,300 and 42,400 respectively, of the shares reflected above as beneficially owned. As a group, all directors and executive officers have the right to acquire through the exercise of stock options within 60 days of the above date 1,589,770 of the shares reflected above as beneficially owned. In addition, the shares reflected as beneficially owned by Messrs. Schultz, Theno and Schauf, and Ms. Lang include 15,084, 28,000, 50,000 and 100,000 shares, respectively, for restricted stock awards. As a group, the shares reflected as beneficially owned by all directors and executive officers include 280,470 restricted stock awards. Restricted stock shares may be voted by such executive officers; however, the shares are not available for sale or other disposition until the expiration of vesting restrictions upon retirement or termination.

(2)	According to its Form 13F filing as of September 30, 2005, Barclays PLC, on behalf of certain of its direct and indirect subsidiaries, Barclays Global Investors, NA, Barclays Global Fund Advisors, and Palomino LTD, indirectly held and had investment discretion with respect to 5,597,859 shares. Barclays Global Investors, NA was the beneficial owner of 4,778,976 shares, of which it had sole voting power with respect to 4,637,088 shares and no voting power with respect to 141,888 shares. Barclays Global Fund Advisors was the beneficial owner of 809,283 shares, of which it had sole voting power. Palomino LTD was the beneficial owner of 9,600 shares, of which it had sole voting power.

(3)	According to it’s Form 13F filing as of September 30, 2005, FMR Corp., on behalf of certain of its direct and indirect subsidiaries, Fidelity Management & Research Company, FMR Co., Inc. and Fidelity Management Trust Company, indirectly held and had investment discretion with respect to 3,765,788 shares. Fidelity Management & Research Company and FMR Co., Inc. were the beneficial owners of 3,652,398 shares, of which it had sole voting power with respect to 640 shares and no voting power with respect to 3,651,758 shares. Fidelity Management Trust Company was the beneficial owner of 113,390 shares, of which it had sole voting power with respect to 97,490 shares and no voting power with respect to 15,900 shares. The address of Fidelity Management and Research Company, FMR Co., Inc. and Fidelity Management Trust Company is 82 Devonshire Street, Boston, Massachusetts 02109.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director and beneficial owner of more than 10% of the Company’s Common Stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company’s Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to us by persons subject to the reporting requirements, we believe that all such reports required to be filed by such persons during fiscal 2005 were filed on a timely basis.
OTHER BUSINESS
      We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.
      Pursuant to the Company’s Bylaws, in order for a stockholder to present business at the Annual Meeting or to make nominations for election of a director, such matters must be filed in writing with the Secretary of the Company in a timely manner. To be timely, a stockholder’s notice to present business at the Annual Meeting or to make nominations for the election of a director, must be delivered to the principal executive offices of the Company not less than one hundred twenty (120) days in advance of the first anniversary of the date that the Company’s Proxy Statement was first released to stockholders in connection with the previous year’s annual meeting, except if the date of the annual meeting is more than thirty (30) calendar days earlier than the date contemplated at the time of the previous year’s Proxy Statement, notice must be received not later than the close of business on the tenth (10th) day following the day on which the date of the annual meeting is publicly announced. Such notices shall set forth, as to the stockholder giving notice, the stockholder’s name and address as they appear on the Company’s books, and the class and number of shares of the Company which are beneficially owned by such stockholder. Additionally, (i) with respect to a stockholder’s notice regarding a nominee for director, such notice shall set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) with respect to a notice relating to a matter the stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the meeting and any material interest of the stockholder in such business.
      The Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. In order for stockholder suggestions regarding possible candidates for director to be considered by the Nominating and Governance Committee, such information should be provided to the Committee in writing at least one hundred twenty

(120) days prior to the date of the next scheduled annual meeting. Stockholders should include in such communications the name and biographical data of the individual who is the subject of the communication and the individual’s relationship to the stockholder.
      Stockholders may send any recommendations for director nominees or other communications to the Board of Directors or any individual or group of directors at the following address. All communications received are reported to the Board or the individual directors:

Board of Directors (or specified directors)
c/o Corporate Secretary
JACK IN THE BOX INC.
9330 Balboa Avenue
San Diego, CA 92123
      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2005, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request sent to the above address or may be accessed on the Internet at: http://www.jackinthebox.com
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
      Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s proxy solicitation materials to be distributed in connection with the Company’s Annual Meeting of Stockholders to be held in the year 2007 must set forth such proposal in writing and file it with the Secretary of the Company on or before September 15, 2006. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission. See “Other Business” above.

Exhibit A
JACK IN THE BOX INC.
DIRECTOR INDEPENDENCE GUIDELINES

a.	A director shall not be independent if he or she is a director, executive officer, partner or owner of 5% or greater interest in a company that either purchases from or makes sales to our company that total more than one percent of the consolidated gross revenues of such company for that fiscal year.

b.	A director shall not be independent if he or she is a director, executive officer, partner or owner of 5% or greater interest in a company from which our Company borrows an amount equal to or greater than one percent of the consolidated assets of either our Company or such other company.

c.	A director shall not be independent if he or she is a trustee, director or executive officer of a charitable organization that has received in that fiscal year, discretionary donations form our Company that total more than one percent of the organization’s latest publicly available national annual charitable receipts.

A-1

Exhibit B
JACK IN THE BOX INC.
EMPLOYEE STOCK PURCHASE PLAN
SECTION I
PURPOSE
      Jack in the Box Inc. hereby establishes the Jack in the Box Inc. Employee Stock Purchase Plan, effective as of the first Enrollment Date, in order to provide eligible employees of the Company and its participating Parents and Subsidiaries with the opportunity to purchase Common Stock through payroll deductions.
SECTION II
DEFINITIONS
      The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.4 “Committee” means the committee appointed by the Board to administer the Plan. As of the effective date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

2.5 “Common Stock” means the common stock of the Company.

2.6 “Company” means Jack in the Box Inc., a Delaware corporation, or any successor thereto.

2.7 “Compensation” means a Participant’s regular wages. The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.8 “Eligible Employee” means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or (b) as provided in the following sentence. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that an Employee shall not be an Eligible Employee if he or she: (1) has not completed a minimum period of service since his or her last hire date, (2) customarily works less than a minimum number of hours per week, (3) customarily works less than a minimum number of months per calendar year, (4) has a particular job classification.

2.9 “Employee” means an active employee of an Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.10 “Employer” or “Employers” means any one or all of the Company, and those Parents and Subsidiaries whose employees the Committee has designated as eligible to participate in the Plan.

2.11 “Enrollment Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time.

2.12 “Grant Date” means any date on which a Participant is granted an option under the Plan.

2.13 “Parent” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

2.14 “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

2.15 “Plan” means the Jack in the Box Inc. Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

2.16 “Purchase Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for the purchase of Shares under all options to be granted on such Enrollment Date.

2.17 “Shares” means shares of Common Stock.

2.18 “Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
SECTION III
ADMINISTRATION
      3.1     The Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the
      3.2     Plan. The member(s) of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board.
      3.3     Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation, including, but not limited to, the power to (a) interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options, (b) determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan, (c) cause an account or accounts to be maintained for each Participant, (d) determine the time or times when, and the number of Shares for which, options shall be granted, (e) establish and revise an accounting method or formula for the Plan, (f) designate a custodian or broker to receive Shares purchased under the Plan and to determine the manner and form in which Shares are to be delivered to the designated custodian or broker, (g) determine the status and rights of Participants and their Beneficiaries or estates, (h) employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan, (i) establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan, and (j) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States.
      3.4     Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers in any way which would jeopardize the Plan’s qualification under Rule 16b-3.

      3.5     Decisions Binding. All determinations and decisions made by the Committee, the Board and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum possible deference permitted by law.
      3.6     Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of Shares may be charged to the account of each Participant. Any brokerage fees for the purchase of Shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of Shares by a Participant shall be borne solely by the Participant.
SECTION IV
SHARES SUBJECT TO THE PLAN
      4.1     Number Available. Subject to adjustment as provided in Section 4.2, the total number of Shares available for issuance under the Plan shall not exceed 100,000. Shares sold under the Plan may be newly issued Shares, treasury Shares or reacquired Shares.
      4.2     Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number, class and purchase price of the Shares available for purchase under the Plan and in the maximum number of Shares subject to any option under the Plan in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such options.
SECTION V
ENROLLMENT
      5.1     Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires. Any Participant whose option has not expired and who has not withdrawn from the Plan automatically will be deemed to be un-enrolled from the Participant’s current option and be enrolled as of a subsequent Enrollment Date if the price per Share on such subsequent Enrollment Date is lower than the price per Share on the Enrollment Date relating to the Participant’s current option.
      5.2     Payroll Withholding. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation. Pursuant to such procedures as the Committee may specify from time to time, a Participant may elect to have withholding equal to a whole percentage from 1% to 15% (or such lesser percentage that the Committee may establish from time to time for all options to be granted on any Enrollment Date). A Participant may elect to increase or decrease his or her rate of payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment form must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.

SECTION VI
OPTIONS TO PURCHASE COMMON STOCK
      6.1     Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase Shares.
      6.2     Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of Shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter period as may be established by the Committee from time to time prior to an Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the immediately following Enrollment Date.
      6.3     Number of Shares Subject to Option. The number of Shares available for purchase by each Participant may be limited by the Committee from time to time prior to an Enrollment Date.
      6.4     Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

(a) unless the Committee determines otherwise on a uniform and nondiscriminatory basis, payment for Shares purchased under the option shall be made only through payroll withholding under Section 5.2;

(b) purchase of Shares will be accomplished only in accordance with Section 7.1;

(c) the price per Share will be determined as provided in Section 7.1; and

(d) the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.
SECTION VII
PURCHASE OF SHARES
      7.1     Exercise of Option. Subject to Section 7.2, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole Shares. Any cash remaining after whole Shares have been purchased shall be carried forward in the Participant’s account for the purchase of Shares on the next Purchase Date. The price per Share of the Shares purchased under any option granted under the Plan shall not be less than ninety-five percent (95%) of the closing price per Share on the Purchase Date on the New York Stock Exchange.
      Provided the determination complies with the foregoing, the Committee may (on a uniform and nondiscriminatory basis) determine the purchase price per Share of the shares purchased under any option granted under the Plan.
      7.2     Delivery of Shares. As directed by the Committee in its sole discretion, Shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold Shares for the benefit of the Participants. As determined by the Committee from time to time, such Shares shall be delivered as physical certificates or by means of a book entry system.
      7.3     Exhaustion of Shares. If at any time the Shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Such reduction method shall be “bottom up”, with the result that all option exercises for one Share shall be satisfied first, followed by all exercises for two Shares, and so on, until all available Shares have been exhausted. Any funds that, due to over enrollment, cannot be applied to the purchase of whole Shares shall be refunded to the Participant (without interest thereon).

SECTION VIII
WITHDRAWAL AND CESSATION OF PARTICIPATION
      8.1     Withdrawal. A Participant may withdraw from the Plan by submitting a completed enrollment form to the Company. A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. When a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon).
      8.2     Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from an Employer for any reason). As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon). If a Participant is on a Company-approved leave of absence, in the Committee’s discretion his or her participation in the Plan shall continue for so long as he or she remains an Eligible Employee and has not withdrawn from the Plan pursuant to Section 8.1.
IX
MISCELLANEOUS
      9.1     No Effect on Employment. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of Shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.
      9.2     Participation by Parents and Subsidiaries. One or more Parents or Subsidiaries of the Company may become participating Employers with approval for such participation from the Committee. A Parent or Subsidiary that becomes a participating employer shall be deemed to agree to all of the Plan’s terms, including (but not limited to) the provisions granting exclusive authority (a) to the Committee to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.
      9.3     Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
      9.4     Beneficiary Designations. If permitted by the Committee (or a uniform and nondiscriminatory basis), a Participant under the Plan may name a beneficiary or beneficiaries to whom any amounts credited to the Participant’s account shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any amounts remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

      9.5     Inalienability. In no event may either a Participant, a former Participant or his or her beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.
      9.6     Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.
      9.7     Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Parents and Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is duly authorized by the Employers.
      9.8     No Rights as Stockholder. No Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable upon exercise of an option, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
      9.9     Withholding Requirements. Prior to the delivery of any Shares pursuant to exercise of an option, Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required to be withheld with respect to the exercise of such option.
      9.10     Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an option by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee determines, not to exceed the amount determined by using the minimum federal, state, local and foreign jurisdiction withholding rates applicable to the Participant with respect to the option on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.
SECTION X
AMENDMENT, TERMINATION AND DURATION
      10.1     Amendment, Suspension or Termination. The Committee, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase Shares shall be returned to the Participants (without interest thereon) as soon as administratively practicable or used to purchase Shares in a final special Purchase Date.
      10.2     Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 10.1 (regarding the Committee’s right to amend, suspend or terminate the Plan), shall remain in effect thereafter.

SECTION XI
LEGAL CONSTRUCTION
      11.1     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
      11.2     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
      11.3     Requirements of Law. The granting of options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
      11.4     Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.
      11.5     Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.
EXECUTION
      IN WITNESS WHEREOF, Jack in the Box Inc., by its duly authorized officer, has executed this Plan on the date indicated below.

JACK IN THE BOX INC.

Date:	By:

Name:

Title:

Exhibit C
JACK IN THE BOX
Amended and Restated
PERFORMANCE BONUS PLAN

A.	Purpose
      The purpose of the Jack in the Box Performance Bonus Plan (The “Plan”) is to encourage the future loyalty of certain key employees, executives and officers by providing annual bonus incentives which are aligned with Company performance and qualify as performance-based compensation within the meaning of Section 162 (m) of the Internal Revenue Code.

B.	Effective Date
      This Plan shall be effective as of October 2, 2000. The Plan will be effective for each subsequent fiscal year unless modified or terminated.

C.	Eligibility
      To become a Participant in the Plan, an employee must meet the qualifications of sub-paragraphs 1, 2, 3, and 4 below, as well as any other eligibility requirements set forth in the Plan.

1. The employee must be an active employee of the Company or its affiliates, for six (6) or more consecutive full accounting periods during the fiscal year.

2. The employee must be classified in a Director position or above ~~for at least four (4) full accounting periods~~ during the fiscal year.

3. The employee must not be eligible to participate in any other ~~incentive/~~annual performance bonus plan offered by the Company or its affiliates.

4. The employee must have a ~~PPAT~~ performance rating of “~~S~~Satisfactory” or better on their most recent performance appraisal as of the time any distribution is scheduled to be made under the Plan~~. However, if no PPAT performance rating has been completed within one year of the time any distribution is scheduled to be made under the Plan,~~ as determined by the employee’s immediate supervisor ~~has the discretion to determine whether the employee’s performance would be an “S” or better and merits a bonus award~~.

D.	Administration
      The Plan shall be administered by a Committee consisting of at least two members of the Board of Directors of the Company who are “outside directors” within the meaning of Section 162(m) (the “Committee”). The Committee shall establish and administer performance goals and determine the time and the form and manner in which awards may be made. The Committee shall have the power and authority at any time to adopt, modify, or eliminate eligibility and other rules and regulations for the administration of the Plan.

E.	Bonus Determination
      Performance goals are established annually by the Committee consistent with the requirements of Section 162(m). The Committee shall select one or more criteria from among the following business criteria: Earnings Before Taxes (EBT), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Net Earnings, Earnings Per Share (EPS), Return-on-Invested-Capital, Return-on-Assets, or Return On Equity, or any other related financial measure. The Committee shall establish both (i) objective performance goals based on the foregoing criteria and (ii) the formula to be followed in calculating any bonus payable with respect thereto, within ninety (90) days of the beginning of each fiscal year of the Company (or such shorter time period as may be required under Section 162(m) and in any event while the achievement of performance goals remains substantially uncertain within the meaning of Section 162(m). At the end of the fiscal year and prior to any payment under the Plan, the Committee must certify in writing that a specific performance goal was attained. Each Participant may receive an award only for the specific performance goal attained and approved by the Committee.
      Participants may be eligible to receive a lump sum cash award, ~~and a Restricted Stock Unit (RSU) award as may be permitted by a Company Stock Incentive Plan (the “Stock Plan”),~~ based on a specified percentage of salary which is determined by the accomplishment of corporate goals, as established annually by the Committee. ~~The terms of the RSU’s shall be subject to the applicable Stock Plan and RSU Award Agreement.~~

F.	Maximum Individual Bonus
      Notwithstanding any other provision of the Plan, no Participant shall receive any award or combination of awards under the Plan for any fiscal year in excess of $3 million.

G.	Award Distribution
      It is anticipated that Participants may receive a lump sum cash distribution, if any is to be made, no later than January 5th following the end of the fiscal year for which the award is intended. No Participant has a vested right to any lump sum cash distribution under this Plan and no cash bonus award will be considered earned until it is actually distributed to the Participant.
      ~~Any RSU award will be converted to and distributed as shares of Jack in the Box Common Stock as soon as practicable after the RSU award has vested. Any compensation provided in the form of RSU’s will not be included in pension earnings for any Company retirement plan.~~

H.	Less Than Full Year Participation
      Subject to the provisions of Sections I., J., and K., an employee who becomes a Participant (or who becomes ineligible to participate) in accordance with Section C. for a portion of the fiscal year, will receive a pro-rata award based on a fraction, the numerator of which is the number of full accounting periods during the fiscal year the employee was a Participant, and the denominator of which is thirteen (13).

I.	Promotions
      Subject to the eligibility requirements in section C:

1. If an employee is promoted into a position covered by this Plan during the fiscal year and is eligible to become a Participant, the Participant may receive a pro-rata award as provided in section H using the Participant’s annualized base salary on the last day of the fiscal year.

2. If a Participant is promoted to another position covered by this Plan during the fiscal year, any bonus award will be ~~computed~~pro-rated using the percentage applicable to ~~the~~each position level ~~in which~~of the Participant ~~is classified on the last day of~~during the fiscal year, using the Participant’s annualized base salary ~~on~~in effect for the last day ~~of the fiscal year~~worked in each position level.

J.	Demotions
      Subject to the eligibility requirements in section C:

1. If a Participant is demoted during the fiscal year to a position not covered by this Plan, the Participant may receive a pro-rata award as provided in section H., using the Participant’s annualized base salary immediately prior to the effective date of the demotion.

3. If a Participant is demoted to another position covered by this Plan during the fiscal year, any bonus award will be pro-rated using the percentage applicable to each position level of the Participant during the fiscal year, using the Participant’s annualized base salary in effect for the last day worked in each position level.

K.	Termination of a Participant

1. In the event of termination during the fiscal year and the Participant is eligible to retire under a Company sponsored retirement plan, or due to death or total and permanent disability (as defined in the Company’s Long Term Disability Plan), the Committee will, for an otherwise qualified Participant who meets the requirements of Section C. 3 and 4, allot a pro-rata award as provided in section H. Determination of any award will be made at the conclusion of the fiscal year.

2. In all other cases, a Participant whose employment terminates voluntarily or involuntarily prior to the end of the fiscal year, will not be eligible to receive an award. If termination occurs after the end of the fiscal year, but before distribution of the cash ~~portion of the award or the granting of the RSU~~ award, the Committee reserves the right in its absolute discretion to determine if any ~~cash distribution or RSU~~ award will be made. ~~With respect to RSU awards under the applicable Stock Plan, additional termination provision will be as set forth in the RSU Award Agreement.~~

L.	Plan Revision
      The Board of Directors or the Committee thereof, upon determining that the purpose and intent of the Plan is not being fulfilled, may terminate, alter, suspend or amend the Plan at any time as deemed necessary to further the best interests of the Company and such actions may be effective for any fiscal year and with respect to any distributions which have not been made. Amendments during the fiscal year will be effective immediately and retroactively unless otherwise stated. Notwithstanding the above, no amendment may be effective without Board of Directors and/or shareholder approval if such approval is required in order to comply with Section 162(m).

M.	Employment Duration/ Employment Relationship
      This Plan does not, and the policies and practices of Jack in the Box Inc. or its affiliates in administering this Plan will not, constitute a contract or other agreement concerning the duration of any Participant’s employment with Jack in the Box Inc. or its affiliates. The employment relationship of each Participant is “at will” and may be terminated at any time by Jack in the Box Inc. or its affiliates or by the Participant with or without cause. A Participant who accepts ~~any RSU award under the applicable Stock Plan or~~ any cash distribution is agreeing that the Participant’s employment is “at will”.

N.	Section 162(m) Conditions; Bifurcation of Plan
      It is the intent of the Company that the Plan and the awards paid under the Plan to Participants who are or may become persons whose compensation is subject to Section 162(m), satisfy any applicable requirements of Section 162(m). Any provision, application or interpretation of the Plan inconsistent with this intent shall be disregarded. The provisions of the Plan may be bifurcated by the Board or the Committee at any time so that certain provisions of the Plan, or any award, required in order to satisfy the requirements of Section 162(m) are only applicable to Participants whose compensation is subject to Section 162(m).

Exhibit D
JACK IN THE BOX INC.
AUDIT COMMITTEE CHARTER
Adopted July 16, 1999
Amended and Adopted June 6, 2000
Amended and Adopted August 3, 2001
Amended and Adopted August 2, 2002
Amended and Adopted September 11, 2003
Amended and Adopted November 12, 2004
Amended and Adopted August 5, 2005
A.     Authority
      The Board of Directors (“the Board”) of Jack in the Box Inc., by resolution dated November 1, 1985, established the Audit Committee (the “Committee”).
B.     Purpose
      The Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on (i) the integrity of the financial reports, and (ii) the Corporation’s compliance with legal and regulatory requirements. The Committee will also review the qualifications, independence and performance, and approve the terms of engagement of the Corporation’s independent auditor, review the performance of the Corporation’s internal audit function and prepare any reports required of the Committee under rules of the Securities and Exchange Commission. (“SEC”)
C.     Committee Membership
      The Committee will have a minimum of three members.

1. All Committee members will meet the independence and experience requirements of the New York Stock Exchange and the SEC. Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member should be an “audit committee financial expert” as determined by the Board in accordance with the rules of the SEC.

2. No member of the Committee may receive any compensation from the Corporation other than (i) director’s fees (including fees for service as a member of any Committee of the Board) and (ii) a pension or other deferred compensation for prior service that is not contingent on future service.

3. No director may serve as a member of the Committee if such director simultaneously serves on the audit committees of more than two other public companies without prior disclosure to the Committee and the Board and an affirmative determination by the Board that such simultaneous service does not impair the ability of such director to effectively serve on the Committee, which determination will be disclosed in the annual proxy statement.

4. The members and the Chair of the Committee will be appointed by the Board after considering the recommendations of the Nominating and Governance Committee and will serve until their successors are duly elected and qualified or until their earlier resignation or removal. If a Chair is not appointed by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee.

5. The Board may fill vacancies on the Committee after considering the recommendations of the Nominating and Governance Committee.

6. The Board may remove a Committee member from the Committee at any time with or without cause.

D.     Committee Authority and Responsibilities
      The Corporation will provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. The Committee, at its discretion, has the authority to initiate special investigations and hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter.
      The independent auditors for the Corporation are accountable to the Board and the Committee and report directly to the Committee. In carrying out its responsibilities, the Board believes the policies and procedures of the Committee should remain flexible, in order to best react to changing conditions.
1.     Oversight Of The Independent Auditor
      The Committee will:

a. Be directly and solely responsible for the appointment, termination, compensation, retention and oversight of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting.

b. In advance of the engagement of the independent auditor, approve all audit services, non-audit services, fees and other terms of engagement in accordance with SEC rules. The Committee may establish pre-approval policies and procedures for audit and non-audit services provided that such policies and procedures specify that the Committee will be promptly informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures.

c. Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor, consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended.

d. Annually obtain and review a report from the independent auditor describing (i) the auditor’s internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review or peer review or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues, and (iii) all relationships between the independent auditor and the Corporation.

e. Annually review and evaluate the qualifications, performance and independence of the independent auditor, including a review and evaluation of the lead partner of the independent auditor, and report to the Board on the Committee’s conclusions together with any recommendations for action. In making this review, the Committee will take into account the opinions of management and the Corporation’s internal auditor.

f. Consider whether there should be rotation of the audit firm, and report to the Board on the Committee’s conclusions. Consult with the independent auditor to assure the rotation, every five years, of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit.

g. Meet with the independent auditor and financial management of the Corporation, prior to the audit, to review the scope of the proposed audit for the current year, staffing of the audit and the audit procedures and at the conclusion of the audit, review such audit including any comments or recommendations of the independent auditor. While the Committee has the process and responsibilities set forth in the Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements present fairly the financial position, the results of operations, and the cash flows of the Company, in compliance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. In carrying out this oversight responsibility, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

h. Review and discuss with the independent auditor any problems or difficulties the auditor may have encountered during the course of an audit, including

(1) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

(2) Any changes required in the planned scope of the audit.

(3) Any accounting adjustments proposed by the auditor but “passed” (as immaterial or otherwise).

(4) Any other material communication provided by the auditor to the Corporation’s management.

i. At its discretion, review with the outside auditor both (i) communications between the audit team and the audit firm’s national office respecting any significant auditing or accounting issues presented by the engagement and (ii) the internal audit department responsibilities, budget and staffing.

j. Obtain assurance from the outside auditor that the annual audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

k. As needed, review an analysis prepared by management and/or the independent auditor of significant financial reporting issues and judgments made in connection with the preparation and presentation of the Corporation’s financial statements, including an analysis of the effect of alternative GAAP methods on the Corporation’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

l. Set policies for the Corporation’s hiring of employees or former employees of the independent auditor who were engaged on the Corporation’s audit account.
2.     Review of Financial Reporting Policies and Procedures
      The Committee will:

a. Review and discuss with management and the independent auditor, the Corporation’s annual audited financial statements and quarterly financial statements, and any certification report, attestation, opinion or review rendered by the independent auditor, including (i) the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” (“MD&A”), (ii) major issues regarding accounting principles, auditing standards and financial statement presentation, (iii) the independent auditor’s judgment as to the accuracy of financial information, adequacy of disclosures and quality of the Corporation’s accounting principles. Recommend to the Board whether the audited financial statements of the Corporation should be included in the Corporation’s annual report on form 10K.

b. Review and discuss with the independent auditor the critical accounting policies and practices used by the Corporation, alternative treatments of financial information within generally accepted accounting principles that the independent auditor has discussed with management, the ramification of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

c. Review with management and the independent auditor the Corporation’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies, including any “pro forma” or adjusted financial information.

d. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

e. Review with management its assessment of the effectiveness and adequacy of the Corporation’s internal controls, including discussing with the CEO and CFO (i) any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, (ii) any material weaknesses in Internal Controls identified to the auditors, and (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

f. Review any special audit steps adopted in light of material control deficiencies.

g. Review with the independent auditor the attestation and report on the assessment made by management, and consider with management, the internal auditors and the independent auditor whether any changes to the Internal Controls are appropriate in light of management’s assessment or the independent auditor’s attestation.

h. To the extent it deems appropriate, review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such disclosure controls.

i. Review the internal audit function of the Corporation including Internal Audit responsibilities, budget, staffing, independence of the Internal Audit function, the ability of Internal Audit to raise issues to the appropriate level of authority, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditor. The Committee should request copies or summaries of the significant reports to management prepared by the internal auditing department and management’s responses. Review recommendations and findings of the internal auditor to assure that appropriate actions are taken by management.

j. Review the appointment and replacement of the internal auditor.

k. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as the impact of off-balance sheet transactions or structures on the Corporation’s financial results and operations.

l. Review and approve significant changes to the Corporation’s selection or application of accounting principles and practices as suggested by the independent auditor, internal auditor or management.
3.     Risk Management, Related Party Transactions, Legal Compliance and Ethics
      The Committee will:

a. Discuss with management the Corporation’s policies with respect to risk assessment and risk management, the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

b. Review with the Corporation’s General Counsel (i) any material government investigations, (ii) material pending or threatened legal proceedings involving the Corporation and (iii) other contingent liabilities.

c. Conduct or authorize an appropriate review of any related party transactions deemed significant by the Committee.

d. Review reports and disclosures of insider and affiliated party transactions.

e. Review the Corporation’s policies and procedures for compliance with laws and regulations that may impact financial reporting and disclosure.

f. Periodically review and approve the Corporation’s ethics code or “Code of Conduct” (as such code is set forth in the booklet entitled “TRUST” and other Corporation policies). Recommend material changes for approval by the Board of Directors. Monitor compliance with the ethics code by reviewing quarterly reports from the Corporation’s ethics officer. Provide for and review prompt disclosure to the public of any substantive change in, or any waiver of, such ethics code.

g. Periodically review and approve the Corporation’s procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. Monitor compliance with such procedures.

h. As requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Ethics Code and adopt as necessary remedial, disciplinary or other measures with respect to such conduct.

i. Conduct or authorize an investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate. Report to the Board of Directors the results of its investigation and make such recommendations, as it may deem appropriate.

j. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

k. Annually review its own performance.

E.     Committee Meetings and Action
      1.     The majority of the members of the Audit Committee will constitute a quorum.
      2.     The action of a majority of those present at a meeting at which a quorum is present will be the act of the Committee.
      3.     Any action required to be taken at a meeting of the Committee will nonetheless be deemed the action of the Committee if all of the Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.
      4.     The Chair will make regular reports to the Board.
      5.     The Committee may form and delegate authority to subcommittees or to one or more members of the Committee when appropriate.
      6.     The Committee Secretary, or his designee, will give notice and keep minutes of all Committee meetings.
      7.     The Committee will meet as often as may be deemed necessary or appropriate in its judgment, but not less frequently than quarterly, either in person or telephonically.
      8.     The Committee will meet with the independent auditor and with management on a quarterly basis to review the Corporation’s financial statements and financial reports.
      9.     The Committee will meet separately with management, the independent auditor and Internal Auditor, as appropriate.
      10.     The Committee Secretary will prepare a preliminary agenda. The Chair will make the final decision regarding the agenda.
      11.     The agenda and all materials to be reviewed at the meetings should be received by the Committee members as far in advance of the meeting day as practicable.
      12.     The Committee Secretary should coordinate all mailings to the Committee members, to the extent practicable.
      13.     The Committee may perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law as the Board deems necessary or appropriate.

Exhibit E
JACK IN THE BOX INC.
POLICY FOR AUDIT COMMITTEE PRE-APPROVAL OF SERVICES
      Jack in the Box Inc. (the Company) and its Audit Committee are committed to ensuring the independence of the Auditor, both in fact and in appearance. Accordingly, all services to be provided by the independent auditors pursuant to this policy must be as permitted by Section 10A of the Security Exchange Act of 1934.
      The Audit Committee hereby pre-approves services to be rendered by the Company’s auditor as follows:
Audit and Audit Related Services
      Subject to the limitations described below, the Audit Committee pre-approves the following services that management may request to be performed by the independent auditor that are an extension of normal audit work or enhance the effectiveness of the auditors’ procedures:

1) Audits of employee benefit plans

2) Audits of Jack in the Box Inc. subsidiaries and affiliates

3) Consultation regarding the implementation of technical accounting standards

4) Due diligence assistance on acquisitions

5) Services related to the independent auditors’ consent to the use of its audit opinion in documents filed with the Securities Exchange Commission or other state or federal governmental authorities

6) Internal Control reviews

7) Agreed-upon or expanded audit procedures required to respond or comply with financial, accounting or regulatory matters.
Tax Compliance Services
      Subject to the limitations described below, the Audit Committee pre-approves the following tax compliance service that management may request to be performed by the independent auditor that are an extension of normal audit work and are not inconsistent with the attest role of the auditor:

1) Review of federal, state or other income tax returns

2) Due diligence tax advice related to prospective acquisitions

3) Requests for rulings or technical advice from taxing authorities

4) Assistance in complying with proposed or existing tax regulations
Pre-Approval Limitations
      The non-audit services detailed above shall only be pre-approved by the Audit Committee subject to limitations as follows:

1) Each individual service shall not exceed $25,000

2) All services, in the aggregate, shall not exceed $50,000 in any fiscal year

3) Each service shall be reported to the Audit Committee Chair prior to its inception

4) All new services shall be reported to the entire Audit Committee at each of its regular quarterly meetings

E-1

Other Services
      For all services to be performed by the independent auditor that are not specifically detailed above, an engagement letter confirming the scope and terms of the work to be performed shall be submitted to the Audit Committee for pre-approval. In the event that any modification of an engagement letter is required, such modification must also be pre-approved.
Authorized Delegate
      The Audit Committee delegates to its Chairperson the authority to pre-approve proposed services as described above in excess of the fee limitations on a case-by-case basis provided that the entire Committee is informed of the services being performed at its next scheduled meeting.
Competitive Bidding Process
      Nothing in this policy should be read to imply that the independent auditors have a preferred supplier arrangement in respect to the services listed above. Certain services, by their nature, may only be performed by the independent auditor (i.e. issuing a consent or providing guidance on implementation of GAAP). For all other services, it would generally be expected that any significant engagements for services be subject to a competitive review process.

E-2

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
JACK IN THE BOX INC.
FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 17, 2006 AT 2:00 P.M.
MARRIOTT MISSION VALLEY, 8757 RIO SAN DIEGO DRIVE, SAN DIEGO, CALIFORNIA
     The undersigned hereby appoints Linda A. Lang, Jerry P. Rebel and Lawrence E. Schauf and each of them, acting by a majority or by one of them if only one is acting, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Jack in the Box Inc., a Delaware corporation, on February 17, 2006, or any postponements or adjournments thereof. The above named proxies are instructed to vote all the undersigned’s shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the other side hereof and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees listed, and “FOR” each of Proposals 2, 3 and 4. The Board of Directors recommends a vote FOR the above proposals.
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
JACK IN THE BOX INC.
ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 17, 2006 AT 2:00 P.M.
MARRIOTT MISSION VALLEY
8757 RIO SAN DIEGO DRIVE
SAN DIEGO, CALIFORNIA

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR all nominees listed and Proposals 2, 3 and 4.		FOR	WITHHOLD ALL
1.	Election of Directors	☐	☐
Nominees:
01	Michael E. Alpert	05 Linda A. Lang
02	Anne B. Gust	06 Michael W. Murphy
03	Alice B. Hayes	07 L. Robert Payne
04	Murray H. Hutchison	08 David M. Tehle

(Instruction: To withhold authority to vote for any individual nominee write that nominee’s name below.)

		FOR	AGAINST	ABSTAIN
2.	Approval of Employee Stock Purchase Plan.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Approval of Amended and Restated Performance Bonus Plan.	☐	☐	☐

			YES	NO
I plan to attend the meeting.			☐	☐

		FOR	AGAINST	ABSTAIN
4.	Ratification of appointment of KPMG LLP as independent registered public accountant.	☐	☐	☐

5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including with respect to any adjournment thereof.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/jbx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement
on the internet at: http://www.jackinthebox.com

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
JACK IN THE BOX INC.
FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 17, 2006 AT 2:00 P.M.
MARRIOTT MISSION VALLEY, 8757 RIO SAN DIEGO DRIVE, SAN DIEGO, CALIFORNIA
     The undersigned hereby appoints Linda A. Lang, Jerry P. Rebel and Lawrence E. Schauf and each of them, acting by a majority or by one of them if only one is acting, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Jack in the Box Inc., a Delaware corporation, on February 17, 2006, or any postponements or adjournments thereof. The above named proxies are instructed to vote all the undersigned’s shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the other side hereof and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees listed, and “FOR” each of Proposals 2, 3 and 4. The Board of Directors recommends a vote FOR the above proposals.
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
JACK IN THE BOX INC.
ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 17, 2006 AT 2:00 P.M.
MARRIOTT MISSION VALLEY
8757 RIO SAN DIEGO DRIVE
SAN DIEGO, CALIFORNIA

The Board of Directors recommends a vote FOR all nominees listed and Proposals 2, 3 and 4.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

			WITHHOLD
		FOR	ALL			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Election of Directors Nominees: 01 Michael E. Alpert 02 Anne B. Gust 03 Alice B. Hayes 04 Murray H. Hutchison	☐ 05 Linda A. Lang 06 Michael W. Murphy 07 L. Robert Payne 08 David M. Tehle	☐	2.	Approval of Employee Stock Purchase Plan.	☐	☐	☐	4.	Ratification of appointment of KPMG LLP as independent registered public accountant.	☐	☐	☐

				3.	Approval of Amended and Restated Performance Bonus Plan.	☐	☐	☐	5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including with respect to any adjournment thereof.

(Instruction: To withhold authority to vote for any individual nominee write that nominee’s name below.)

						YES	NO
					I plan to attend the meeting.	☐	☐

Signature(s) x	Dated:	, 2006

Stockholder(s), please sign above exactly as name appears hereon; in the case of joint holders, all should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

▲ FOLD AND DETACH HERE ▲

BALLOT	JACK IN THE BOX INC.	BALLOT
Annual Meeting of Stockholders, February 17, 2006
The undersigned votes                                                            (                      ) shares of stock, with respect to the following:

1.	Election of Directors: Michael E. Alpert, Anne B. Gust, Alice B. Hayes, Murray H. Hutchison, Linda A. Lang, Michael W. Murphy, L. Robert Payne and David M. Tehle.

☐	FOR all nominees listed.
☐	WITHHOLD AUTHORITY to vote for all nominees listed.
☐	FOR all nominees listed except

2.	Approval of Employee Stock Purchase Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Approval of Amended and Restated Performance Bonus Plan	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Ratification of appointment of KPMG LLP as independent registered public accountants.	☐ FOR	☐ AGAINST	☐ ABSTAIN

Stockholder’s signature
INSTRUCTION: If ballot is cast by proxy, print stockholder name above or, if multiple stockholders, print “Proxies Filed” above.

Proxy signature (if ballot is cast by proxy)

BALLOT	JACK IN THE BOX INC.	BALLOT
Annual Meeting of Stockholders, February 17, 2006
The undersigned votes                                                            (                      ) shares of stock, with respect to the following:

1.	Election of Directors: Michael E. Alpert, Anne B. Gust, Alice B. Hayes, Murray H. Hutchison, Linda A. Lang, Michael W. Murphy, L. Robert Payne and David M. Tehle.

☐	FOR all nominees listed.
☐	WITHHOLD AUTHORITY to vote for all nominees listed.
☐	FOR all nominees listed except

2.	Approval of Employee Stock Purchase Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Approval of Amended and Restated Performance Bonus Plan	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Ratification of appointment of KPMG LLP as independent registered public accountants.	☐ FOR	☐ AGAINST	☐ ABSTAIN

Stockholder’s signature
INSTRUCTION: If ballot is cast by proxy, print stockholder name above or, if multiple stockholders, print “Proxies Filed” above.

Proxy signature (if ballot is cast by proxy)

BALLOT	JACK IN THE BOX INC.	BALLOT
Annual Meeting of Stockholders, February 17, 2006
The undersigned votes                                                            (                      ) shares of stock, with respect to the following:

1.	Election of Directors: Michael E. Alpert, Anne B. Gust, Alice B. Hayes, Murray H. Hutchison, Linda A. Lang, Michael W. Murphy, L. Robert Payne and David M. Tehle.

☐	FOR all nominees listed.
☐	WITHHOLD AUTHORITY to vote for all nominees listed.
☐	FOR all nominees listed except

2.	Approval of Employee Stock Purchase Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Approval of Amended and Restated Performance Bonus Plan	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Ratification of appointment of KPMG LLP as independent registered public accountants.	☐ FOR	☐ AGAINST	☐ ABSTAIN

Stockholder’s signature
INSTRUCTION: If ballot is cast by proxy, print stockholder name above or, if multiple stockholders, print “Proxies Filed” above.

Proxy signature (if ballot is cast by proxy)